AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                       FIRST NIAGARA FINANCIAL GROUP, MHC,
                      FIRST NIAGARA FINANCIAL GROUP, INC.,
                    NEW FIRST NIAGARA FINANCIAL GROUP, INC.,
                               FIRST NIAGARA BANK
                                       AND
                         FINGER LAKES BANCORP, INC. AND
                      SAVINGS BANK OF THE FINGER LAKES, FSB

                                  JULY 21, 2002

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                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS..................................................1
         1.1.     Certain Definitions..........................................1
ARTICLE II THE MERGER..........................................................9
         2.1.     Merger.......................................................9
         2.2.     Effective Time...............................................9
         2.3.     Certificate of Incorporation and Bylaws......................9
         2.4.     Directors and Officers of Surviving Corporation..............9
         2.5.     Additional Director of FNFG..................................9
         2.6.     Effects of the Merger.......................................10
         2.7.     Tax Consequences............................................10
         2.8.     Possible Alternative Structures.............................10
         2.9.     The Conversion..............................................10
ARTICLE III CONVERSION OF SHARES..............................................11
         3.1.     Conversion of FLBC Common Stock; Merger Consideration.......11
         3.2.     Election Procedures.........................................12
         3.3.     Procedures for Exchange of FLBC Common Stock................15
         3.4.     Treatment of FLBC Options...................................17
         3.5.     Reservation of Shares.......................................18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FLBC.............................18
         4.1.     Organization................................................18
         4.2.     Capitalization..............................................19
         4.3.     Authority; No Violation.....................................19
         4.4.     Consents....................................................20
         4.5.     Financial Statements........................................21
         4.6.     Taxes.......................................................21
         4.7.     No Material Adverse Effect..................................22
         4.8.     Material Contracts; Leases; Defaults........................22
         4.9.     Ownership of Property; Insurance Coverage...................23
         4.10.    Legal Proceedings...........................................24
         4.11.    Compliance With Applicable Law..............................24
         4.12.    Employee Benefit Plans......................................25
         4.13.    Brokers, Finders and Financial Advisors.....................28
         4.14.    Environmental Matters.......................................28
         4.15.    Loan Portfolio..............................................29
         4.16.    Securities Documents........................................30
         4.17.    Related Party Transactions..................................30
         4.18.    Schedule of Termination Benefits............................31
         4.19.    Deposits....................................................31
         4.20.    Antitakeover Provisions Inapplicable........................31
         4.21.    Registration Obligations....................................31
         4.22.    Risk Management Instruments.................................32
         4.23.    Fairness Opinion............................................32
ARTICLE V REPRESENTATIONS AND WARRANTIES OF FIRST NIAGARA FINANCIAL GROUP.....32
         5.1.     Organization................................................33

                                      (i)

         5.2.     Capitalization..............................................33
         5.3.     Authority; No Violation.....................................34
         5.4.     Consents....................................................35
         5.5.     Financial Statements........................................35
         5.6.     Taxes.......................................................36
         5.7.     No Material Adverse Effect..................................36
         5.8.     Ownership of Property; Insurance Coverage...................37
         5.9.     Legal Proceedings...........................................37
         5.10.    Compliance With Applicable Law..............................37
         5.11.    Employee Benefit Plans......................................38
         5.12.    Environmental Matters.......................................39
         5.13.    Loan Portfolio..............................................40
         5.14.    Securities Documents........................................41
         5.15.    Deposits....................................................41
         5.16.    Antitakeover Provisions Inapplicable........................41
         5.17.    Risk Management Instruments.................................41
         5.18.    Brokers, Finders and Financial Advisors.....................41
ARTICLE VI COVENANTS OF FLBC..................................................42
         6.1.     Conduct of Business.........................................42
         6.2.     Current Information.........................................45
         6.3.     Access to Properties and Records............................46
         6.4.     Financial and Other Statements..............................46
         6.5.     Maintenance of Insurance....................................47
         6.6.     Disclosure Supplements......................................47
         6.7.     Consents and Approvals of Third Parties.....................47
         6.8.     All Reasonable Efforts......................................47
         6.9.     Failure to Fulfill Conditions...............................48
         6.10.    No Solicitation.............................................48
         6.11.    Reserves and Merger-Related Costs...........................49
         6.12.    Board of Directors and Committee Meetings...................49
ARTICLE VII COVENANTS OF FIRST NIAGARA FINANCIAL..............................49
         7.1.     Conduct of Business.........................................49
         7.2.     Current Information.........................................50
         7.3.     Financial and Other Statements..............................50
         7.4.     Disclosure Supplements......................................50
         7.5.     Consents and Approvals of Third Parties.....................51
         7.6.     All Reasonable Efforts......................................51
         7.7.     Failure to Fulfill Conditions...............................51
         7.8.     Employee Benefits...........................................51
         7.9.     Directors and Officers Indemnification and Insurance........53
         7.10.    Stock Listing...............................................54
         7.11.    Stock and Cash Reserve......................................55
ARTICLE VIII REGULATORY AND OTHER MATTERS.....................................55
         8.1.     FLBC and First Niagara Financial Special Meetings...........55
         8.2.     Proxy Statement-Prospectus..................................55
         8.3.     The Mutual Company Conversion from Mutual to Stock Form.....57

                                      (ii)

         8.4.     Regulatory Approvals........................................58
         8.5.     Affiliates..................................................59
ARTICLE IX CLOSING CONDITIONS.................................................59
         9.1.     Conditions to Each Party's Obligations under this Agreement.59
         9.2.     Conditions to the Obligations of First Niagara Financial
                   under this Agreement.......................................61
         9.3.     Conditions to the Obligations of FLBC under this Agreement..62
ARTICLE X THE CLOSING.........................................................63
         10.1.    Time and Place..............................................63
         10.2.    Deliveries at the Pre-Closing and the Closing...............63
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER..................................63
         11.1.    Termination.................................................63
         11.2.    Effect of Termination.......................................65
         11.3.    Amendment, Extension and Waiver.............................66
ARTICLE XII MISCELLANEOUS.....................................................67
         12.1.    Confidentiality.............................................67
         12.2.    Public Announcements........................................67
         12.3.    Survival....................................................67
         12.4.    Notices.....................................................68
         12.5.    Parties in Interest.........................................68
         12.6.    Complete Agreement..........................................69
         12.7.    Counterparts................................................69
         12.8.    Severability................................................69
         12.9.    Governing Law...............................................69
         12.10.   Interpretation..............................................69
         12.11.   Specific Performance........................................70

                                     (iii)

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is dated as of July 21, 2002, by and between FIRST NIAGARA FINANCIAL GROUP, MHC, a mutual holding company (the "Mutual Company"), its majority-owned subsidiary, FIRST NIAGARA FINANCIAL GROUP, INC., ("First Niagara Financial"), FIRST NIAGARA BANK, a stock savings bank ("First Niagara Bank"), NEW FIRST NIAGARA FINANCIAL GROUP, INC., a Delaware corporation ("FNFG"), FINGER LAKES BANCORP, INC., a Delaware corporation ("FLBC"), and its wholly-owned subsidiary, SAVINGS BANK OF THE FINGER LAKES, FSB, a stock savings bank ("SBFL").

         WHEREAS, the parties believe that it is in the best long-term interests of each party's respective shareholders to expand the financial services and banking activities of First Niagara Financial and First Niagara Bank through a merger with FLBC and SBFL.

         WHEREAS, in connection with the transactions described in this Agreement, it is intended that the Mutual Company will convert from the mutual form of organization to the capital stock form of organization, and that in connection with such Conversion FNFG will conduct a subscription offering of its common stock, and if necessary a community and/or syndicated community offering, and an exchange offering to the existing public shareholders of First Niagara Financial;

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
                               CERTAIN DEFINITIONS

1.1.     Certain Definitions.

         As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Bank Affiliate" shall mean Cortland Savings Bank, a New York chartered savings bank that is a wholly owned subsidiary of First Niagara Financial, and Cayuga Bank, a New York chartered bank that is a wholly owned subsidiary of First Niagara Financial, each of which is to be merged with and into First Niagara Bank immediately following completion of the Bank Charter Conversion.

         "Bank Charter Conversion" shall mean the conversion of First Niagara Bank from a New York chartered savings bank to a federally chartered savings bank.

         "Bank Merger" shall mean the merger of SBFL with and into First Niagara Bank, with First Niagara Bank as the surviving institution, which merger shall occur following the Merger.

         "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the FDIC, the OTS, and the FRB, which regulates First Niagara Bank or SBFL, or any of their respective holding companies or subsidiaries, as the case may be.

         "Certificate" shall mean certificates evidencing shares of FLBC Common Stock.

         "Charter Conversions" shall mean (i) the conversion of the charter of First Niagara Bank to a federal savings bank, (ii) the conversion of the charter of the Mutual Company to a federal mutual holding company, and (iii) the conversion of the charter of First Niagara Financial to a federal corporation. The Charter Conversions set forth in (i) and (ii) are expected to occur in October or November, 2002. The Charter Conversion set forth in (iii) will occur either at the same time as (i) and (ii), or immediately prior to completion of the Conversion.

         "Charter Conversion Bank Mergers" means the merger of Cortland Savings Bank with and into First Niagara Bank as part of the Charter Conversions, and the merger of Cayuga Bank with and into the First Niagara Bank as part of the Charter Conversions, in each case with First Niagara Bank as the surviving institution. The Charter Conversion Bank Mergers will occur following the completion of the conversion of First Niagara Bank to a federal savings bank charter.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

         "Conversion" shall mean the conversion from mutual to stock form of the Mutual Company, pursuant to the Plan of Conversion to be adopted by the Mutual Company.

         "Conversion Offering" shall mean the offering, in connection with the Conversion, of shares of FNFG Common Stock in a subscription offering and, if necessary, a community offering and/or a syndicated community offering.

         "Conversion Price Per Share" shall have the meaning set forth in
Section 2.9.

         "Conversion Prospectus" shall mean a prospectus issued by FNFG in connection with the Offering, that meets all of the requirements of the Securities Act, applicable state securities laws and banking laws and regulations. The Conversion Prospectus may be combined with (i) the Proxy Statement-Prospectus delivered to shareholders of FLBC in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the FNFG Common Stock to them as Merger Consideration, and (ii) the proxy statement delivered to First Niagara Financial stockholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

         "Conversion Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of FNFG Common Stock to be offered and issued in connection with the Offering. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of FNFG Common Stock to be offered and issued in connection with the Offering and to be offered to holders of FLBC Common Stock in connection with the Merger.

         "DGCL" shall mean the Delaware General Corporation Law.

         "Depositors" shall mean former or current depositors of First Niagara Bank and its Bank Affiliates that under the Plan of Conversion are given, as indicated by the context, the opportunity to purchase FNFG Common Stock in the Conversion or the opportunity to vote on the Plan of Conversion.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Laws" means any Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean a bank or trust company designated by First Niagara Financial, reasonably acceptable to FLBC, which shall act as agent for FNFG in connection with the exchange procedures for converting Certificates into the Merger Consideration.

         "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

         "Exchange Offering" shall mean the offer and issuance of FNFG Common Stock, in connection with the Conversion, to the existing public shareholders of First Niagara Financial.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean the Federal Home Loan Bank of New York.

         "First Niagara Bank" shall mean First Niagara Bank, either as a New York chartered stock savings bank or as a Federally chartered stock savings bank, with its principal offices located at 6950 South Transit Road, P.O. Box 514, Lockport, New York, which is a wholly owned subsidiary of First Niagara Financial.

         "First Niagara Financial" shall mean First Niagara Financial Group, Inc., either as a Delaware corporation or as a federal corporation, in either case prior to consummation of the Conversion, with its principal executive offices located at 6950 South Transit Road, P.O. Box 514, Lockport, New York.

         "First Niagara Financial Group" shall mean the Mutual Company, FNFG, First Niagara Financial and/or any direct or indirect Subsidiary of First Niagara Financial.

         "First Niagara Financial Common Stock" shall mean the common stock, par value $.01 per share, of First Niagara Financial.

         "FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by First Niagara Financial to FLBC specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "First Niagara Financial Option Plans" shall mean the First Niagara Financial Group, Inc. 1999 Stock Option Plan, the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan, and the First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan.

         "First Niagara Financial Statements" shall mean the (i) unaudited balance sheet of the Mutual Company as of December 31, 2001 and the unaudited income statement of the Mutual Company for the year ended December 31, 2001, and
(ii) the audited consolidated statements of financial condition (including related notes and schedules) of First Niagara Financial as of December 31, 2001 and 2000 and the consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of First Niagara Financial for each of the three years ended December 31, 2001, 2000 and 1999, as set forth in First Niagara Financial's annual report for the year ended December 31, 2001, and the unaudited interim consolidated financial statements of First Niagara Financial as of the end of each quarter following December 31, 2001, as filed by First Niagara Financial in its Securities Documents.

         "First Niagara Financial Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by First Niagara Financial, First Niagara Bank or any Bank Affiliate, except any corporation the stock of which is held in the ordinary course of the lending activities of First Niagara Bank or any Bank Affiliate.

         "FLBC" shall mean Finger Lakes Bancorp, Inc., a Delaware corporation, with its principal offices located at 470 Exchange Place, Geneva, New York. As appropriate in the context, FLBC shall include Finger Lakes Financial Corp., the predecessor in interest to FLBC.

         "FLBC Common Stock" shall mean the common stock, par value $0.01 per share, of FLBC.

         "FLBC DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by FLBC to First Niagara Financial specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters described therein.

         "FLBC Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of FLBC or any FLBC Subsidiary, whether written or oral.

         "FLBC ESOP" shall have the meaning set forth in Section 7.8.1.

         "FLBC Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of FLBC as of December 31, 2001 and 2000 and the consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of FLBC for each of the three years ended December 31, 2001, 2001 and 1999, as filed by FLBC in its Securities Documents, and (ii) the unaudited interim consolidated financial statements of FLBC as of the end of each calendar quarter following December 31, 2001 as filed by FLBC in its Securities Documents.

         "FLBC Option Plans" shall mean the FLBC 1996 Stock Option Plan, the FLBC 1996 Management Recognition Plan, the FLBC 2001 Stock Option Plan, and the FLBC 2001 Recognition and Retention Plan and any amendments thereto.

         "FLBC Options" shall mean options to purchase shares of FLBC Common Stock granted pursuant to the FLBC Option Plans or as otherwise set forth in
Section 4.01 of the FLBC DISCLOSURE SCHEDULE.

         "FLBC Regulatory Reports" means the Thrift Financial Reports of SBFL and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended March 31, 2001, through the Closing Date, and all Annual Reports and any Current Report filed with the OTS by FLBC from December 31, 2000 through the Closing Date.

         "FLBC Stockholders Meeting" means the meeting of stockholders of FLBC to be held for the purpose of considering and approving this Agreement and the Merger.

         "FLBC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by FLBC or SBFL, except any corporation the stock of which is held in the ordinary course of the lending activities of SBFL.

         "FNFG" shall mean New First Niagara Financial Group, Inc., a Delaware corporation with its principal executive offices located at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095, which was organized in connection with the Conversion and which will be the successor to First Niagara Financial.

         "FNFG Common Stock" shall mean the common stock, par value $.01 per share, of FNFG that will be issued and sold in the Offering and the Merger.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" shall mean Generally Accepted Accounting Principles, consistently applied.

         "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "Independent Valuation" shall mean the appraised pro forma market value of the FNFG Common Stock issued in the Conversion and the Merger, and any updates, as determined by an independent valuation.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should have been known (in the ordinary performance of their duties without additional inquiry specific to this Agreement), by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

         "Material Adverse Effect" shall mean, with respect to First Niagara Financial or FLBC, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Mutual Company and First Niagara Financial and its Subsidiaries taken as a whole, or FLBC and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either FLBC, on the one hand, or First Niagara Financial, on the other hand, to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party, and (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, including without limitation the expenses associated with the termination of any of the FLBC Employee Plans as and to the extent contemplated herein.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

         "Merger" shall mean the merger of FLBC with and into FNFG (or a subsidiary thereof) pursuant to the terms hereof.

         "Merger Consideration" shall mean the cash or FNFG Common Stock, or combination thereof, in a per share amount to be paid by FNFG for each share of FLBC Common Stock, equal to $20.00, as set forth in Section 3.1.

         "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of FNFG Common Stock to be offered to holders of FLBC Common Stock in connection with the Merger. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of FNFG Common Stock to be offered and sold in connection with the Offering and to be offered to holders of FLBC Common Stock in connection with the Merger.

         "Mid-Tier Holding Company Charter Conversion" shall mean the conversion of First Niagara Financial from a Delaware corporation to a federally chartered corporation.

         "Mutual Company" shall mean First Niagara Financial Group, MHC, a mutual holding company that owns a majority of the First Niagara Financial Group Common Stock.

         "Mutual Company Charter Conversion" shall mean the conversion of the Mutual Company from a New York chartered mutual holding company to a federally chartered mutual holding company.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Offering" shall mean the Conversion Offering and the Exchange
Offering.

         "OTS" shall mean the Office of Thrift Supervision.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Plan of Conversion" shall mean the Plan of Conversion and Reorganization pursuant to which the Mutual Company will convert from the mutual form of organization to the capital stock form of organization.

         "Pre-Closing" shall have the meaning set forth in Section 10.1 hereof.

         "Pre-Closing Date" shall be the date on which the Pre-Closing occurs.

         "Proxy Statement-Prospectus" shall mean the proxy statement/prospectus, as amended or supplemented, to be delivered to shareholders of FLBC in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the FNFG Common Stock to them as Merger Consideration. The Proxy Statement-Prospectus may be combined with (i) the Conversion Prospectus delivered to offerees in the Conversion Offering and Exchange Offering, and (ii) the proxy statement delivered to First Niagara Financial stockholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

         "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Stock Exchange" shall mean the Nasdaq National Market.

         "Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

         "Termination Date" shall mean June 30, 2003.

         "SBFL" shall mean Savings Bank of the Finger Lakes, FSB, a Federal savings bank, with its principal offices located at 450 Exchange Street, Geneva, New York, 14456, which is a wholly-owned subsidiary of FLBC.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

         2.1. Merger.

         As promptly as practicable following the satisfaction or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time: (a) FLBC shall merge with and into FNFG, or a to-be-formed subsidiary of FNFG, with FNFG (or the subsidiary) as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of FLBC shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of FLBC shall be vested in and assumed by FNFG. As part of the Merger, each share of FLBC Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof. Immediately after the Merger, SBFL shall merge with and into First Niagara Bank, with First Niagara Bank as the resulting institution.

         2.2. Effective Time.

         The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the closing ("Closing Date") provided for in Article X hereof (the "Closing"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL. The Closing of the Merger shall immediately follow the closing of the Offering.

         2.3. Certificate of Incorporation and Bylaws.

         The Certificate of Incorporation and Bylaws of FNFG shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

         2.4. Directors and Officers of Surviving Corporation.

         Except as provided in Section 2.5, the directors of FNFG immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of FNFG immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         2.5. Additional Director of FNFG.

         Effective as of the Effective Time, the number of persons constituting the Board of Directors of FNFG shall be increased by one, and G. Thomas Bowers shall be appointed and elected to the FNFG Board to serve for a term expiring at the annual meeting of directors of FNFG following the year ending December 31, 2005.

         2.6. Effects of the Merger.

         At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

         2.7. Tax Consequences.

         It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither FNFG, First Niagara Financial, nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. FNFG and FLBC each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinion. This Section 2.7 shall not apply in the event circumstances occur resulting in the Merger Consideration becoming the "All Cash Consideration" as set forth in Section 2.9. In such a case, it is intended that the Merger shall constitute a taxable sale of the FLBC Common Stock held by the holders of such stock to FNFG.

         2.8. Possible Alternative Structures.

         Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time First Niagara Financial or FNFG shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) there are no adverse Federal or state income tax consequences to FLBC stockholders as a result of the modification; (ii) the consideration to be paid to the holders of FLBC Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The Mutual Company, First Niagara Financial, FNFG, First Niagara Bank, FLBC and SBFL agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

         2.9. The Conversion

         Contemporaneous with the adoption of this Agreement, the Board of Directors of the Mutual Company is adopting a Plan of Conversion to convert into the capital stock form of organization. FNFG is being organized to succeed to the rights and obligations of the Mutual Company and First Niagara Financial and to offer for sale shares of common stock to depositors in the Conversion, based on the Independent Valuation. The price per share of the shares of FNFG Common Stock to be issued in the Conversion is referred to as the "Conversion Price Per

Share." The Conversion Price Per Share is expected to be $10.00. The shares of FNFG Common Stock to be issued in connection with the Merger will be either shares unsubcribed for in the Conversion subscription and/or community offering, or if such shares are unavailable, authorized but unissued shares of FNFG Common Stock, which shares shall be issued immediately following completion of the Conversion. If the Conversion is terminated, or if the Merger is postponed by First Niagara Financial Group such that for any reason whatsoever, it is not consummated prior to March 31, 2003, this Agreement shall be deemed to provide, without further action of the parties hereto, that the Merger Consideration shall be $20.00 in cash (the "All Cash Consideration"). Unless the payment of the All Cash Consideration has been approved by the FLBC shareholders, FLBC shall as promptly as practicable hold another meeting of its stockholders to approve the All Cash Consideration.

                                  ARTICLE III
                              CONVERSION OF SHARES

         3.1. Conversion of FLBC Common Stock; Merger Consideration.

         At the Effective Time, by virtue of the Merger and without any action on the part of FNFG, FLBC or the holders of any of the shares of FLBC Common Stock, the Merger shall be effected in accordance with the following terms:

                  3.1.1. All shares of FLBC Common Stock held in the treasury of FLBC and each share of FLBC Common Stock owned by First Niagara Financial or any direct or indirect wholly owned subsidiary of First Niagara Financial or FNG or of FLBC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                  3.1.2. Each outstanding share of FLBC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive shares of FNFG Common Stock shall, subject to Section 3.3, be converted into and become the right to receive that number of shares of FNFG Common Stock as shall equal $20.00 divided by the Conversion Price Per Share. For example, if the Conversion Price Per Share is $10.00, then each outstanding share of FLBC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive shares of FNFG Common Stock shall, subject to Section 3.3, be converted into and become the right to receive two (2) shares of FNFG Common Stock.

                  3.1.3. Each outstanding share of FLBC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive cash shall be converted into the right to receive a cash payment of $20.00 (the "Cash Election Price").

                  3.1.4. Each outstanding share of FLBC Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of FNFG Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. FLBC shall give FNFG prompt notice upon receipt by FLBC of any such demands for payment of the fair value of such shares of FLBC Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and FNFG shall have the right to participate in all negotiations and proceedings with respect to any such demands. FLBC shall not, except with the prior written consent of FNFG, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

                  3.1.5. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of FLBC Common Stock shall be converted into a right to receive cash or FNFG Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of FLBC Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Cash Election Price or FNFG Common Stock as FNFG shall determine in its sole discretion.

                  3.1.6. After the Effective Time, shares of FLBC Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration.

         3.2. Election Procedures.

         Holders of FLBC Common Stock may elect to receive shares of FNFG Common Stock or the Cash Election Price in exchange for their shares of FLBC Common Stock in accordance with the following procedures.

                  3.2.1. An election form as FNFG and FLBC shall mutually agree ("Election Form") will be sent no later than 15 business days prior to the expected Effective Time (provided that it need not be sent until the requisite approvals from the Bank Regulators (as defined in Section 8.4) have been obtained) to each holder of record of FLBC Common Stock permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive FNFG Common Stock with respect to each share of such holder's FLBC Common Stock as provided herein (the "FLBC Stock Election Shares") or (ii) to elect to receive cash with respect to each share of such holder's FLBC Common Stock as provided herein (the "FLBC Cash Election Shares"). Any shares of FLBC Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent on an effective, properly completed Election Form shall be deemed converted on a share by share basis into either the right to receive the Cash Election Price or FNFG Common Stock as FNFG shall determine in its sole discretion. Any Dissenting Shares shall be deemed to be FLBC Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of FNFG Common Stock.

                  3.2.2. The term "Election Deadline", as used below, shall mean 5:00 p.m., Eastern time, on the 20th business day following but not including the date of mailing of the Election Form or such other date as FLBC and FNFG shall mutually agree upon. Any election to receive FNFG Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made. Within five business days after the Election Deadline, the Exchange Agent shall calculate the allocation among holders of FLBC Common Stock of rights to receive FNFG Common Stock or the Cash Election Price in the Merger in accordance with the Election Forms as follows:

                  (i) If the number of FLBC Cash Election Shares is greater than the quotient of (x) $31,358,550 divided by (y) the Cash Election Price (the "Cash Conversion Shares"), then:

                           (1) all FLBC Stock Election Shares will be converted into the right to receive FNFG Common Stock, and

                           (2) each FLBC Cash Election Share will be converted into the right to receive FNFG Common Stock and cash in the following manner:

                                   (A)      a proration factor (the "Cash
                                            Proration Factor") shall be
                                            determined by dividing (x)
                                            $31,358,550, by (y) the product of
                                            the number of FLBC Cash Election
                                            Shares multiplied by the Cash
                                            Election Price;

                                   (B)      the number of FLBC Cash Election
                                            Shares held by each holder of shares
                                            of FLBC Common Stock that will be
                                            converted into the right to receive
                                            cash pursuant to the terms of
                                            Section 3.1.3 shall be determined by
                                            multiplying the Cash Proration
                                            Factor by the number of FLBC Cash
                                            Election Shares held by such holder;
                                            and

                                   (C)      all FLBC Cash Election Shares other
                                            than those shares converted into the
                                            right to receive cash in accordance
                                            with the preceding subparagraph (B)
                                            shall be converted into the right to
                                            receive FNFG Common Stock in
                                            accordance with the terms of Section
                                            3.1.2; or

                  (ii) If the number of FLBC Cash Election Shares is less than the Cash Conversion Shares, then:

                           (1) all FLBC Cash Election Shares (subject to the provisions of Section 3.1.4 with respect to any Dissenting Shares) will be converted into the right to receive cash, and

                           (2) each FLBC Stock Election Share will be converted into the right to receive FNFG Common Stock and cash in the following manner:

                                    (A)     a proration factor (the "Stock
                                            Proration Factor") shall be
                                            determined by dividing the Stock
                                            Conversion Shares (as defined below)
                                            by the number of FLBC Stock Election
                                            Shares. The "Stock Conversion
                                            Shares" shall mean the difference
                                            between (x) the total number of
                                            shares of FLBC Common Stock
                                            outstanding immediately prior to the
                                            Effective Time minus (y) the Cash
                                            Conversion Shares;

                                    (B)     the number of FLBC Stock Election
                                            Shares held by each holder of shares
                                            of FLBC Common Stock that will be
                                            converted into the right to receive
                                            shares of FNFG Common Stock pursuant
                                            to the terms of Section 3.1.2 shall
                                            be determined by multiplying the
                                            Stock Proration Factor by the number
                                            of FLBC Stock Election Shares held
                                            by such holder; and

                                    (C)     all FLBC Stock Election Shares other
                                            than those shares converted into the
                                            right to receive FNFG Common Stock
                                            in accordance with the preceding
                                            subparagraph (B) shall be converted
                                            into the right to receive cash in
                                            accordance with the terms of Section
                                            3.1.3; or

                  (iii) If the number of FLBC Stock Election Shares is equal to the number of Stock Conversion Shares and the number of FLBC Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs
                           (i) and (ii) above shall not apply and all FLBC Stock Election Shares will be converted into the right to receive FNFG Common Stock and all FLBC Cash Election Shares (subject to the provisions of Section 3.1.4) will be converted into the right to receive cash.

                  3.2.3. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FNFG Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to FNFG Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of FNFG. In lieu of the issuance of any such fractional share, FNFG shall pay to each former holder of FLBC Common Stock who otherwise would be entitled to receive a fractional share of FNFG Common Stock, an amount in cash determined by multiplying the price for which the FNFG Common Stock is sold in the Offering by the fraction of a share of FNFG Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.1.3 hereof. No interest will be paid on the cash that the holders of such fractional shares shall be entitled to receive upon such delivery. For purposes of determining any fractional share interest, all shares of FLBC Common Stock owned by a FLBC shareholder shall be combined so as to calculate the maximum number of whole shares of FNFG Common Stock issuable to such FLBC shareholder.

         3.3. Procedures for Exchange of FLBC Common Stock.

                  3.3.1. FNFG to Make Merger Consideration Available. At or promptly after the Election Deadline (but in no event prior to the Effective
Time), FNFG shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of FLBC Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of FNFG Common Stock and an estimated amount of cash sufficient to pay the aggregate Cash Election Price payable hereunder and any cash that may be payable in lieu of any fractional shares (such cash and certificates for shares of FNFG Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  3.3.2. Exchange of Certificates. Within five (5) business days after the Effective Time, FNFG shall take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for certificates representing, as the case may be, the shares of FNFG Common Stock, cash in respect of the Cash Election Price, and cash in lieu of fractional shares into which the FLBC Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of FLBC) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of FNFG Common Stock (if any) to which such former holder of FLBC Common Stock shall have become entitled pursuant to the provisions of Section 3.1.2 hereof, (ii) a check representing that amount of cash (if any) to which such former holder of FLBC Common Stock shall have become entitled in respect of the Cash Election Price pursuant to the provisions of Section 3.2 hereof and (iii) a check representing the amount of cash (if any) payable in lieu of fractional shares of FNFG Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 3, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable in lieu of fractional shares. Certificates surrendered for exchange by any person who is an "affiliate" of FLBC for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of FNFG Common Stock until FNFG or First Niagara Financial has received the written agreement of such person contemplated by Section 8.5 hereof.

                  3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding FLBC Common Stock shall have no rights, after the Effective Time, with respect to such FLBC Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to FNFG Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of FNFG Common Stock represented by such Certificate.

                  3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of FLBC of the FLBC Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

                  3.3.6. Return of Exchange Fund. At any time following the twelve (12) month period after the Effective Time, FNFG shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to FNFG (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither FNFG nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

                  3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by FNFG, the posting by such person of a bond in such amount as FNFG may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

                  3.3.8. Withholding. FNFG or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FLBC Common Stock such amounts as FNFG (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by FNFG or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FLBC Common Stock in respect of whom such deduction and withholding were made by FNFG or the Exchange Agent.

         3.4. Treatment of FLBC Options.

         Holders of FLBC Options may elect to receive FNFG Common Stock or Cash in exchange for their FLBC Options in accordance with the following procedures set forth in this Section 3.4.

                  3.4.1. Stock Election. Each holder of an outstanding FLBC Option that is to be converted into FNFG Common Stock, shall receive shares of FNFG Common Stock in an amount equal to the quotient of (x) $20.00 minus the exercise price of the option, multiplied by the number of shares covered by the option, divided by (y) the Conversion Price Per Share. For example, assuming a Conversion Price Per Share of $10.00, a stock election as to an FLBC option for 100 shares with an exercise price of $5.00 per share shall result in the receipt of 150 shares of FNFG Common Stock (subject to Section 3.4.3).

                  3.4.2. Cash Election. Each holder of an outstanding FLBC Option that is to be converted into the right to receive cash ("FLBC Cash Election Options") shall receive cash in an amount equal to $20.00, minus the exercise price of the option, multiplied by the number of shares covered by the option.

                  3.4.3. Election Procedures. If the option election process creates a distribution, among all option holders in the aggregate , other than the right to receive 50% stock and 50% cash then:

                           (A) a proration factor shall be determined by
dividing (x) 165,195 (50% of options outstanding), by (y) the number of FLBC Options electing to receive cash;

                           (B) the number of FLBC Cash Election Options held by
each holder of shares of FLBC Options that will be converted into the right to receive cash pursuant to the terms of Section 3.4.2 shall be determined by multiplying the Proration Factor by the number of FLBC Cash Election Options held by such holder; and

                           (C) all FLBC Cash Election Options other than those
options converted into the right to receive cash in accordance with the preceding subparagraph (B) shall be converted into the right to receive FNFG Common Stock in accordance with 3.4.1.

         3.5. Reservation of Shares.

         FNFG shall reserve for issuance a sufficient number of shares of the FNFG Common Stock for the purpose of issuing shares of FNFG Common Stock to the FLBC shareholders and option holders in accordance with this Article III.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FLBC

         FLBC and SBFL represent and warrant to First Niagara Financial, FNFG and First Niagara Bank that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
IV), except as set forth in the FLBC DISCLOSURE SCHEDULE delivered by FLBC to First Niagara Financial on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. FLBC and SBFL have made a good faith effort to ensure that the disclosure on each schedule of the FLBC DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FLBC DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant. References to the Knowledge of FLBC shall include the Knowledge of SBFL.

         4.1. Organization.

                  4.1.1. FLBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. FLBC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FLBC.

                  4.1.2. SBFL is a savings bank organized, validly existing and in good standing under federal law. SBFL is the only direct FLBC Subsidiary. The deposits of SBFL are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by SBFL when due. Each other FLBC Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                  4.1.3. SBFL is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                  4.1.4. The respective minute books of FLBC and each FLBC Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through July 1, 2002.

                  4.1.5. Prior to the date of this Agreement, FLBC has made available to First Niagara Financial true and correct copies of the certificate of incorporation or charter and bylaws of FLBC and SBFL.

         4.2. Capitalization.

                  4.2.1. The authorized capital stock of FLBC consists of 5,000,000 shares of common stock, $0.01 par value per share, of which 3,173,807 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $0.01 par value ("FLBC Preferred Stock"), none of which are outstanding. There are 277,450 shares of FLBC Common Stock held by FLBC as treasury stock. Neither FLBC nor any FLBC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FLBC Common Stock, or any other security of FLBC or any securities representing the right to vote, purchase or otherwise receive any shares of FLBC Common Stock or any other security of FLBC, other than shares issuable under the FLBC Stock Option Plans. FLBC DISCLOSURE SCHEDULE 4.2.1 sets forth the name of each holder of options to purchase FLBC Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held, as well as the names of each holder of an outstanding restricted stock award, the number of shares subject to each award, and the vesting dates.

                  4.2.2. FLBC owns all of the capital stock of SBFL, free and clear of any lien or encumbrance. Except for the FLBC Subsidiaries, FLBC does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of FLBC Subsidiaries, equity interests held by FLBC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of FLBC Subsidiaries, including stock in the FHLB.

                  4.2.3. Except as disclosed in FLBC DISCLOSURE SCHEDULE 4.2.3, to FLBC's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of FLBC Common Stock.

         4.3. Authority; No Violation.

                  4.3.1. FLBC and SBFL each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FLBC and SBFL and the completion by FLBC and SBFL of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of FLBC and SBFL, respectively, and, except for approval of the shareholders of FLBC, no other corporate proceedings on the part of FLBC or SBFL are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by FLBC and SBFL, and the Bank Merger has been duly and validly approved by the Board of Directors of SBFL, and by FLBC in its capacity as sole stockholder of SBFL, and subject to approval by the shareholders of FLBC and receipt of the required approvals of the Bank

Regulators described in Section 8.4 hereof, constitutes the valid and binding obligations of FLBC and SBFL, enforceable against FLBC and SBFL in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to SBFL, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

                  4.3.2. (A) The execution and delivery of this Agreement by FLBC and SBFL, (B) subject to receipt of approvals from the Bank Regulators referred to in Section 8.4 hereof, and FLBC's and First Niagara Financial Group's compliance with any conditions contained therein, and subject to the receipt of the approval of FLBC's stockholders, the consummation of the transactions contemplated hereby, and (C) compliance by FLBC and SBFL with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of FLBC or any FLBC Subsidiary or the charter and bylaws of SBFL; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FLBC or any FLBC Subsidiary or any of their respective properties or assets; or (iii) except as set forth in FLBC DISCLOSURE SCHEDULE 4.3.2, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FLBC or SBFL under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which FLBC or SBFL is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FLBC and the FLBC Subsidiaries taken as a whole.

         4.4. Consents.

         Except for the consents, waivers, approvals, filings and registrations from or with the Bank Regulators referred to in Section 8.4 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of FLBC, no consents, waivers or approvals of, or filings or registrations with, any Bank Regulator are necessary, and, to FLBC's Knowledge and except as disclosed in the FLBC DISCLOSURE SCHEDULE 4.4, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(a) the execution and delivery of this Agreement by FLBC and SBFL, and (b) the completion by FLBC and SBFL of the Merger and the Bank Merger. FLBC and SBFL have no reason to believe that (i) any required approvals from a Bank Regulator or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         4.5. Financial Statements.

                  4.5.1. FLBC has previously made available to First Niagara Financial the FLBC Regulatory Reports. The FLBC Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of FLBC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                  4.5.2. FLBC has previously made available to First Niagara Financial the FLBC Financial Statements. The FLBC Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of FLBC and the FLBC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                  4.5.3. At the date of each balance sheet included in the FLBC Financial Statements or the FLBC Regulatory Reports, FLBC did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FLBC Financial Statements or FLBC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         4.6. Taxes.

         FLBC and the FLBC Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). FLBC has duly filed all federal, state and material local tax returns required to be filed by or with respect to FLBC and every FLBC Subsidiary on or prior to the Closing Date (all such returns, to FLBC's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from FLBC and any FLBC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, FLBC has received no written notice of, and to FLBC's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FLBC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where FLBC or any of its Subsidiaries do not file tax returns that FLBC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in FLBC DISCLOSURE SCHEDULE 4.6, FLBC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. FLBC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FLBC and each of its Subsidiaries, to FLBC's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         4.7. No Material Adverse Effect.

         FLBC and the FLBC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2001.

         4.8. Material Contracts; Leases; Defaults.

                  4.8.1. Except for this Agreement, and those agreements and other documents which have been filed as exhibits to FLBC's Securities Documents or set forth in the FLBC DISCLOSURE SCHEDULE 4.8.1, neither FLBC nor any FLBC Subsidiary is a party to, bound by or subject to (i) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (ii) any collective bargaining agreement with any labor union relating to employees of FLBC or any FLBC Subsidiary; (iii) any agreement which by its terms limits the payment of dividends by FLBC or SBFL; (iv) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FLBC or any FLBC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to FNFG or any FNFG Subsidiary; (v) any contract (other than this Agreement) limiting the freedom, in any material respect, of FLBC or SBFL to engage in any type of banking or bank-related business which FLBC or SBFL is permitted to engage in under applicable law as of the date of this Agreement or (vi) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by FLBC or any FLBC Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

                  4.8.2. Each real estate lease that may require the consent of the lessor or its agent resulting from the Merger or the merger of SBFL into First Niagara Bank by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in FLBC DISCLOSURE SCHEDULE 4.8.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither FLBC nor any FLBC Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  4.8.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.8.1 and 4.8.2 have been made available to First Niagara Financial on or before the date hereof, are listed on FLBC DISCLOSURE SCHEDULE 4.8.3 and are in full force and effect on the date hereof and neither FLBC nor any FLBC Subsidiary (nor, to the Knowledge of FLBC, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Subject to obtaining any consents that may be required as a result of the transactions contemplated in this Agreement, except as listed on FLBC DISCLOSURE SCHEDULE 4.8.3, no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. No contract, or similar agreement or arrangement to which FLBC or any FLBC Subsidiary is a party or under which FLBC or any FLBC Subsidiary may be liable contains provisions which permit an independent contractor to terminate it without cause and continue to accrue future benefits thereunder.

         4.9. Ownership of Property; Insurance Coverage.

                  4.9.1. FLBC and each FLBC Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by FLBC or each FLBC Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the FLBC Regulatory Reports and in the FLBC Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except as listed on FLBC DISCLOSURE SCHEDULE 4.9 (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by an FLBC Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. FLBC and the FLBC Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by FLBC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the FLBC Financial Statements.

                  4.9.2. With respect to all material agreements pursuant to which FLBC or any FLBC Subsidiary has purchased securities subject to an agreement to resell, if any, FLBC or such FLBC Subsidiary, as the case may be, has a lien or security interest (which to FLBC's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  4.9.3. FLBC and each FLBC Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither FLBC nor any FLBC Subsidiary, except as disclosed in FLBC DISCLOSURE SCHEDULE 4.9.3, has received notice from any insurance carrier that
(i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by FLBC or any FLBC Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years FLBC and each FLBC Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. FLBC DISCLOSURE SCHEDULE
4.9.3 identifies all policies of insurance maintained by FLBC and each FLBC Subsidiary as well as the other matters required to be disclosed under this Section.

         4.10. Legal Proceedings.

         Except as set forth in FLBC DISCLOSURE SCHEDULE 4.10, neither FLBC nor any FLBC Subsidiary is a party to any, and there are no pending or, to FLBC's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against FLBC or any FLBC Subsidiary (other than routine bank regulatory examinations), (ii) to which FLBC or any FLBC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FLBC or SBFL to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on FLBC and the FLBC Subsidiaries, taken as a whole.

         4.11. Compliance With Applicable Law.

                  4.11.1. To FLBC's knowledge, each of FLBC and each FLBC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither FLBC nor any FLBC Subsidiary has received any written notice to the contrary.

                  4.11.2. Each of FLBC and each FLBC Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FLBC, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.4.

                  4.11.3. For the period beginning January 1, 1997, neither FLBC nor any FLBC Subsidiary has received any written notification or to FLBC's Knowledge any other communication from any Bank Regulator (i) asserting that FLBC or any FLBC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FLBC or any FLBC Subsidiary; (iii) requiring or threatening to require FLBC or any FLBC Subsidiary, or indicating that FLBC or any FLBC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FLBC or any FLBC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FLBC or any FLBC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FLBC nor any FLBC Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to SBFL as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

         4.12. Employee Benefit Plans.

                  4.12.1. FLBC DISCLOSURE SCHEDULE 4.12.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by FLBC or any FLBC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of FLBC or any FLBC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). Neither FLBC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, FLBC has made available to First Niagara Financial true and correct copies of the Compensation and Benefit Plans.

                  4.12.2. To the Knowledge of FLBC or FLBC Subsidiary and except as disclosed in FLBC DISCLOSURE SCHEDULE 4.12.2, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and FLBC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of FLBC, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither FLBC nor any FLBC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FLBC or any FLBC Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  4.12.3. No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by FLBC or any of its Subsidiaries to be incurred with respect to any FLBC Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("FLBC Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in
Section 4001(a) of ERISA) currently or formerly maintained by FLBC or any entity which is considered one employer with FLBC under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of FLBC and any FLBC Subsidiary, except as set forth in FLBC DISCLOSURE SCHEDULE 4.12.3, no FLBC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in FLBC DISCLOSURE SCHEDULE 4.12.3, the fair market value of the assets of each FLBC Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such FLBC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective FLBC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FLBC Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any FLBC Defined Benefit Plan within the 12-month period ending on the date hereof. Neither FLBC nor any of its Subsidiaries has provided, or is required to provide, security to any FLBC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither FLBC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of FLBC, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

                  4.12.4. All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which FLBC or any FLBC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on FLBC's consolidated financial statements to the extent required by GAAP. FLBC and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

                  4.12.5. Except as set forth in FLBC DISCLOSURE SCHEDULE 4.12.5, neither FLBC nor any FLBC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in FLBC DISCLOSURE SCHEDULE 4.12.5, there has been no communication to employees by FLBC or any FLBC Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

                  4.12.6. FLBC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

                  4.12.7. With respect to each Compensation and Benefit Plan, if applicable, FLBC has provided or made available to First Niagara Financial copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  4.12.8. Except as disclosed in FLBC DISCLOSURE SCHEDULE 4.12.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                  4.12.9. Except as disclosed in FLBC DISCLOSURE SCHEDULE 4.12.9, neither FLBC nor any FLBC Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  4.12.10. To the Knowledge of FLBC, the consummation of the Mergers will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of FLBC or any FLBC Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code), except as set forth in FLBC DISCLOSURE
SCHEDULE 4.12.10.

                  4.12.11. Except as disclosed in FLBC DISCLOSURE SCHEDULE 4.12.11, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

         4.13. Brokers, Finders and Financial Advisors.

         Neither FLBC nor any FLBC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments including to those it has professionally engaged and disclosed in FLBC DISCLOSURE SCHEDULE 4.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the FLBC Financial Statements.

         4.14. Environmental Matters.

                  4.14.1. Except as may be set forth in FLBC DISCLOSURE SCHEDULE
4.14 and any Phase I Environmental Report identified therein, with respect to FLBC and each FLBC Subsidiary:

                           (A) ,Each of FLBC and the FLBC Subsidiaries, the
Participation Facilities, and, to FLBC's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                           (B) FLBC has received no written notice that there is
any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FLBC's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the FLBC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the FLBC Subsidiaries or any Participation Facility;

                           (C) FLBC has received no written notice that there is
any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FLBC's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or FLBC or any of the FLBC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To FLBC's Knowledge, the properties currently
owned or operated by FLBC or any FLBC Subsidiary (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                           (E) Neither FLBC nor any FLBC Subsidiary has received
any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                           (F) To FLBC's Knowledge, there are no underground
storage tanks on, in or under any properties owned or operated by FLBC or any of the FLBC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by FLBC or any of the FLBC Subsidiaries or any Participation Facility; and

                           (G) To FLBC's Knowledge, during the period of (s)
FLBC's or any of the FLBC Subsidiaries' ownership or operation of any of their respective current properties or (t) FLBC's or any of the FLBC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties. To FLBC's Knowledge, prior to the period of (x) FLBC's or any of the FLBC Subsidiaries' ownership or operation of any of their respective current properties or (y) FLBC's or any of the FLBC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

                  4.14.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         4.15. Loan Portfolio.

                  4.15.1. The allowance for possible losses reflected in FLBC's audited consolidated statement of financial condition at December 31, 2001 was, and the allowance for possible losses shown on the balance sheets in FLBC's Securities Documents for periods ending after December 31, 2001 will be, adequate, as of the dates thereof, under GAAP.

                  4.15.2. FLBC DISCLOSURE SCHEDULE 4.15.2 sets forth a listing, as of the last business day prior to the date of this Agreement, by account, of:
(A) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (B) all assets classified by FLBC or any FLBC Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.15.2 may exclude any individual loan with a principal outstanding balance of less than $20,000.

                  4.15.3. All loans receivable (including discounts) and accrued interest entered on the books of FLBC and the FLBC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of FLBC's or the appropriate FLBC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in FLBC DISCLOSURE
SCHEDULE 4.15.3. To the Knowledge of FLBC, the loans, discounts and the accrued interest reflected on the books of FLBC and the FLBC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in FLBC DISCLOSURE SCHEDULE 4.15.3, all such loans are owned by FLBC or the appropriate FLBC Subsidiary free and clear of any liens.

                  4.15.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         4.16. Securities Documents.

         FLBC has made available to First Niagara Financial copies of its (i) annual reports on Form 10-K for the years ended December 31, 2001, 2000 and 1999, (ii) quarterly reports on Form 10-Q for the quarter ended March 31, 2002,
(iii) its prospectus dated September 29, 2000 as filed with the SEC, and (iv) proxy materials used or for use in connection with its meetings of shareholders held in 2002, 2001 and 2000. Such reports, prospectus and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

         4.17. Related Party Transactions.

         Except as described in FLBC's Proxy Statement distributed in connection with the 2002 annual meeting of shareholders (which has previously been provided to First Niagara Financial), or as set forth in FLBC DISCLOSURE SCHEDULE 4.17, neither FLBC nor any FLBC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of FLBC or any FLBC Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other

Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of FLBC or any FLBC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither FLBC nor any FLBC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by FLBC is inappropriate.

         4.18. Schedule of Termination Benefits.

         Excluding any options to acquire FLBC Common Stock granted to such individuals and any payments related to the termination of the FLBC ESOP, FLBC DISCLOSURE SCHEDULE 4.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by FLBC or any FLBC Subsidiary for the benefit of officers or directors of FLBC or any FLBC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 2002 and the Closing Date occurs on such date. No other individuals are entitled to benefits under any such plans.

         4.19. Deposits.

         Except as set forth in FLBC DISCLOSURE SCHEDULE 4.19, none of the deposits of FLBC or any FLBC Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

         4.20. Antitakeover Provisions Inapplicable.

         The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL ("Takeover Laws") applicable to FLBC or any FLBC Subsidiary. The 80% voting requirement for a Business Combination set forth in Section A of Article Eighth of FLBC's certificate of incorporation do not apply to the Merger. The affirmative vote of a majority of the issued and outstanding shares of FLBC Common Stock is required to approve this Agreement under FLBC's certificate of incorporation and the DGCL.

         4.21. Registration Obligations.

         Neither FLBC nor any FLBC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

         4.22. Risk Management Instruments.

         All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FLBC's own account, or for the account of one or more of FLBC's Subsidiaries or their customers (all of which are set forth in FLBC DISCLOSURE SCHEDULE 4.22), were entered into in accordance with commercially reasonable business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of FLBC and each FLBC Subsidiary, with counterparties believed to be financially responsible at the time; and to FLBC's and FLBC Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of FLBC or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither FLBC nor any FLBC Subsidiary, nor to the Knowledge of FLBC any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

         4.23. Fairness Opinion.

         FLBC has received a written opinion from Endicott Financial Advisors, LLC to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of FLBC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF FIRST NIAGARA FINANCIAL GROUP

         First Niagara Financial, FNFG, the Mutual Company and First Niagara Bank represent and warrant to FLBC and SBFL that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE delivered by First Niagara Financial to FLBC on the date hereof. Unless otherwise specified, any reference to First Niagara Financial Group in this Article V shall include the Mutual Company, First Niagara Financial, FNFG and any First Niagara Financial Subsidiary. First Niagara Financial, FNFG and First Niagara Bank have made a good faith effort to ensure that the disclosure on each schedule of the FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         5.1. Organization.

                  5.1.1. First Niagara Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. Upon completion of the Bank Charter Conversion, First Niagara Financial will be duly registered as a savings and loan holding company under the HOLA. Upon completion of its Charter Conversion, First Niagara Financial will be a corporation duly organized, validly existing and in good standing under federal law. Each of Mutual Company and First Niagara Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Mutual Company or First Niagara Financial.

                  5.1.2. First Niagara Bank is a savings bank organized, validly existing and in good standing under New York law. Upon completion of the Bank Charter Conversion, First Niagara Bank will be a savings bank organized, validly existing and in good standing under federal law. The deposits of First Niagara Bank, and each Bank Affiliate, are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each Bank Affiliate is duly organized, validly existing and in good standing under New York law.

                  5.1.3. First Niagara Bank and each Bank Affiliate is a member in good standing of the FHLB and own the requisite amount of stock therein.

                  5.1.4. The respective minute books of FNFG and First Niagara Financial and each First Niagara Financial Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through July 1, 2002.

                  5.1.5. Prior to the date of this Agreement, First Niagara Financial has made available to FLBC true and correct copies of the articles or certificate of incorporation and bylaws of FNFG and First Niagara Financial and First Niagara Bank.

         5.2. Capitalization.

                  5.2.1. The authorized capital stock of First Niagara Financial consists of 55,000,000 shares of common stock, $0.01 par value, of which 25,978,553 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.01 par value ("FNFG and First Niagara Financial Preferred Stock"), none of which are outstanding. There are 3,975,992 shares of First Niagara Financial Common

Stock held by First Niagara Financial as treasury stock. Neither First Niagara Financial nor any First Niagara Financial Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FNFG and First Niagara Financial Common Stock, or any other security of FNFG and First Niagara Financial or any securities representing the right to vote, purchase or otherwise receive any shares of FNFG and First Niagara Financial Common Stock or any other security of FNFG and First Niagara Financial, other than shares issuable under the First Niagara Financial Group Stock Option Plans, and as to FNFG other than subscription rights issuable in connection with the Conversion.

                  5.2.2. First Niagara Financial owns all of the capital stock of First Niagara Bank, and each Bank Affiliate, free and clear of any lien or encumbrance. The Bank Affiliates will be merged with and into First Niagara Bank in connection with the Charter Conversions without the imposition of any lien or emcumbrance. Following completion of the Conversion, FNFG will own all of the capital stock of First Niagara Bank free and clear of any lien or encumbrance.

                  5.2.3. To the Knowledge of First Niagara Financial Group, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange
Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of FNFG and First Niagara Financial Common Stock, other than the Mutual Company.

         5.3. Authority; No Violation.

                  5.3.1. FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FNFG, Mutual Company, First Niagara Financial and First Niagara Bank and the completion by FNFG, Mutual Company, First Niagara Financial and First Niagara Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank, respectively, and, except for approval of the shareholders of First Niagara Financial and the depositors of First Niagara Bank (and the Bank Affiliates - collectively referred to as the "Depositors"), no other corporate proceedings on the part of FNFG, Mutual Company, First Niagara Financial or First Niagara Bank are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank, and the Bank Merger has been duly and validly approved by the Board of Directors of First Niagara Bank, and by FNFG and First Niagara Financial in their capacity as sole stockholder of First Niagara Bank, and subject to approval by the shareholders of First Niagara Financial and the Depositors and receipt of the required approvals of Bank Regulators described in Section 8.4 hereof, constitutes the valid and binding obligations of FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank, enforceable against FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to First Niagara Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

                  5.3.2. (A) The execution and delivery of this Agreement by FNFG, Mutual Company, First Niagara Financial and First Niagara Bank, (B) subject to receipt of approvals from the Bank Regulators referred to in Section
8.4 hereof, and compliance by FNFG, Mutual Company, First Niagara Financial and First Niagara Bank with any conditions contained therein, and subject to the receipt of the approval of the Depositors and the stockholders of First Niagara

Financial, the consummation of the transactions contemplated hereby, and (C) compliance by FNFG, Mutual Company, First Niagara Financial and First Niagara Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of FNFG, Mutual Company, First Niagara Financial or any First Niagara Financial Subsidiary or the charter and bylaws of First Niagara Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Niagara Financial, Mutual Company or any First Niagara Financial Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Niagara Financial, Mutual Company, First Niagara Bank or any First Niagara Financial Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on First Niagara Financial Group taken as a whole.

         5.4. Consents.

         Except for the consents, waivers, approvals, filings and registrations from or with the Bank Regulators referred to in Section 8.4 hereof and compliance with any conditions contained therein, and the requisite vote of the shareholders of First Niagara Financial and the Depositors, no consents, waivers or approvals of, or filings or registrations with, any Bank Regulator are necessary, and, to the Knowledge of First Niagara Financial Group, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank, and (b) the completion by FNFG, the Mutual Company, First Niagara Financial and First Niagara Bank of the Merger and the Bank Merger. First Niagara Financial Group has no reason to believe that (i) any required approvals from a Bank Regulator or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         5.5. Financial Statements.

                  5.5.1. First Niagara Financial has previously made available to FLBC the FNFG and First Niagara Financial Statements. The First Niagara Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of First Niagara Financial and the First Niagara Financial Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                  5.5.2. At the date of each balance sheet included in the First Niagara Financial Statements, First Niagara Financial did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such First Niagara Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         5.6. Taxes.

         First Niagara Financial and the First Niagara Financial Subsidiaries are members of the same affiliated group within the meaning of Code Section 1505(a). First Niagara Financial has duly filed all federal, state and material local tax returns required to be filed by or with respect to First Niagara Financial and each First Niagara Financial Subsidiary on or prior to the Closing Date (all such returns, to the Knowledge of First Niagara Financial Group, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from First Niagara Financial and any First Niagara Financial Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, First Niagara Financial has received no notice of, and to the Knowledge of First Niagara Financial Group, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Niagara Financial or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Niagara Financial or any of its Subsidiaries do not file tax returns that First Niagara Financial or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE 5.6, First Niagara Financial and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. First Niagara Financial and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FNFG and First Niagara Financial and each of its Subsidiaries, to the Knowledge of First Niagara Financial Group, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         5.7. No Material Adverse Effect.

         First Niagara Financial Group, taken as a whole, has not suffered any Material Adverse Effect since December 31, 2001.

         5.8. Ownership of Property; Insurance Coverage.

                  5.8.1. First Niagara Financial and each First Niagara Financial Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by First Niagara Financial or each First Niagara Financial Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Niagara Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a First Niagara Financial Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Niagara Financial and the First Niagara Financial Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by First Niagara Financial and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

                  5.8.2. First Niagara Financial and each First Niagara Financial Subsidiary currently maintain insurance considered by First Niagara Financial to be reasonable for their respective operations.

         5.9. Legal Proceedings.

         Except as disclosed in FIRST NIAGARA FINANCIAL GROUP DISCLOSURE
SCHEDULE 5.9, as of the date of this Agreement, neither First Niagara Financial nor any First Niagara Financial Subsidiary is a party to any, and there are no pending or, to the Knowledge of First Niagara Financial Group, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against FNFG and First Niagara Financial or any First Niagara Financial Subsidiary, (ii) to which FNFG and First Niagara Financial or any First Niagara Financial Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of First Niagara Financial Group to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on First Niagara Financial Group, taken as a whole.

         5.10. Compliance With Applicable Law.

                  5.10.1. To the Knowledge of First Niagara Financial Group, each of First Niagara Financial and each First Niagara Financial Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community

Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither First Niagara Financial nor any First Niagara Financial Subsidiary has received any written notice to the contrary.

                  5.10.2. Each of FNFG and First Niagara Financial and each First Niagara Financial Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of First Niagara Financial Group, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.4.

                  5.10.3. For the period beginning January 1, 1997, neither FNFG, First Niagara Financial nor any First Niagara Financial Subsidiary has received any written notification or, to the Knowledge of First Niagara Financial Group, any other communication from any Bank Regulator (i) asserting that FNFG, First Niagara Financial or any First Niagara Financial Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to First Niagara Financial Group; (iii) requiring or threatening to require FNFG, First Niagara Financial or any First Niagara Financial Subsidiary, or indicating that FNFG, First Niagara Financial or any First Niagara Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FNFG, First Niagara Financial or any First Niagara Financial Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FNFG, First Niagara Financial or any First Niagara Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FNFG, First Niagara Financial nor any First Niagara Financial Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to First Niagara Bank and each Bank Affiliate as to compliance with the Community Reinvestment Act CRA is satisfactory or better.

         5.11. Employee Benefit Plans.

                  5.11.1. First Niagara Financial DISCLOSURE SCHEDULE 5.11 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by First Niagara Financial or any First Niagara Financial

Subsidiary and in which employees in general may participate (the "First Niagara Financial Compensation and Benefit Plans"). Each First Niagara Financial Compensation and Benefit Plan has been administered in form and in operation, in all material respects with its terms and all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

                  5.11.2. First Niagara Financial and its Subsidiaries and ERISA Affiliates have not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business). No Pension Plan maintained, contributed to or sponsored by First Niagara Financial or its Subsidiaries or ERISA Affiliates has an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 or ERISA. None of First Niagara Financial or its Subsidiaries or ERISA Affiliates (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. First Niagara Financial and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

                  5.11.3. Each Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and First Niagara Financial is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of First Niagara Financial Group, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits).

         5.12. Environmental Matters.

                  5.12.1. To the Knowledge of First Niagara Financial Group, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon First Niagara Financial or any of First Niagara Financial Subsidiary. To the Knowledge of First Niagara Financial Group, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to First Niagara Financial or any First Niagara Financial Subsidiary by reason of any Environmental Laws. Neither First Niagara Financial nor any First Niagara Financial Subsidiary has received any written notice from any Person that First Niagara Financial or any First Niagara Financial Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon First Niagara Financial or any First Niagara Financial Subsidiary.

                  5.12.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the First Niagara Financial Group's Knowledge, threatened, before any court, governmental agency or other forum against First Niagara Financial or any FNFG Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the First Niagara Financial Group.

         5.13. Loan Portfolio.

                  5.13.1. The allowance for possible losses reflected in First Niagara Financial's audited statement of condition at December 31, 2001 was, and the allowance for possible losses shown on the balance sheets in First Niagara Financial's Securities Documents for periods ending after December 31, 2001 will be, adequate, as of the dates thereof, under GAAP.

                  5.13.2. FIRST NIAGARA FINANCIAL DISCLOSURE SCHEDULE 5.13 sets forth a listing, as of the last business day prior to the date of this Agreement, all loans of First Niagara Financial and any First Niagara Financial Subsidiary, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by of First Niagara Financial and any First Niagara Financial Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.13 may exclude any individual loan with a principal outstanding balance of less than $50,000.

                  5.13.3. All loans receivable (including discounts) and accrued interest entered on the books of First Niagara Financial and the each First Niagara Financial Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

                  5.13.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         5.14. Securities Documents.

         First Niagara Financial has made available to FLBC copies of its (i) annual reports on Form 10-K for the years ended December 31, 2001, 2000 and 1999, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2002 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2002, 2001 and 2000. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

         5.15. Deposits.

         None of the deposits of any First Niagara Financial Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

         5.16. Antitakeover Provisions Inapplicable.

         The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to FNFG and First Niagara Financial or any FNFG and First Niagara Financial Subsidiary. The affirmative vote of a majority of the issued and outstanding shares of First Niagara Financial Common Stock is required to approve the transactions contemplated by this Agreement.

         5.17. Risk Management Instruments.

         All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for First Niagara Financial's own account, or for the account of one or more of First Niagara Financial's Subsidiaries or their customers, were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of First Niagara Financial Group, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of First Niagara Financial or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither First Niagara Financial nor any of its Subsidiaries, nor to the Knowledge of First Niagara Financial Group any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

         5.18. Brokers, Finders and Financial Advisors.

         Neither First Niagara Financial nor any First Niagara Financial Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Ryan, Beck & Co. by First Niagara Financial and the fee payable pursuant thereto.

                                   ARTICLE VI
                                COVENANTS OF FLBC

         6.1. Conduct of Business.

                  6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of First Niagara Financial, which consent will not be unreasonably withheld, conditioned or delayed, FLBC will operate its business, and it will cause each of the FLBC Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i) adversely affect the ability of First Niagara Financial or FLBC to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

                  6.1.2. Negative Covenants. FLBC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by First Niagara Financial in writing (which consent shall not be unreasonably withheld, conditioned or delayed), FLBC will not, and will cause each of the FLBC Subsidiaries not to:

                           (A) change or waive any provision of its Certificate
of Incorporation, Charter or Bylaws, except as required by law;

                           (B) change the number of authorized or issued shares
of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) FLBC may issue shares of FLBC Common Stock upon the valid exercise, in accordance with the information set forth in FLBC DISCLOSURE
SCHEDULE 4.2.1, of presently outstanding FLBC Options issued under the FLBC Stock Option Plans, and (B) FLBC may continue to pay its regular quarterly cash dividend of $0.06 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by FLBC prior to the Effective Time and the payment thereof shall be coordinated with FNFG so that holders of FLBC Common Stock do not receive dividends on both FLBC Common Stock and FNFG Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the FLBC Common Stock or FNFG Common Stock received in the Merger in respect of such quarter). Notwithstanding the foregoing, a dividend paid by SBFL to FLBC remains subject to regulatory limitations under the OTS regulations;

                           (C) enter into, amend in any material respect or
terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

                           (D) other than as set forth in Section 6.1.2(D) of
the FLBC DISCLOSURE SCHEDULE, make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                           (E) grant or agree to pay any bonus, severance or
termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on FLBC DISCLOSURE SCHEDULES 4.8.1 and
4.12.1 or (ii) as to non-executive employees, merit pay increases or bonuses consistent with past practice; and (iii) the payment of bonuses with respect to the calendar year ending December 31, 2002 in accordance with the terms and provisions of the Formula Bonus Plan and consistent with past practice, the expenses of which have been and will continue to be accrued in accordance with GAAP, (iv) SBFL may hire at-will employees to fill vacancies that may from time to time arise in the ordinary course of business. In addition, FLBC may agree to pay employees of FLBC or SBFL, who are identified by FLBC and agreed to by First Niagara Financial, a retention bonus in an individual amount to be agreed to by FLBC and First Niagara Financial and in an aggregate amount as to all retention bonuses not in excess of $75,000 or such other amount as the parties may agree. A retention bonuses would be paid in the event that the agreed upon employee remains in the employ of FLBC or SBFL through the Effective Time and as an employee of First Niagara Bank for a period not to exceed 90 days thereafter (or is terminated prior to such date but after the Effective Time);

                           (F) enter into or, except as may be required by law,
materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                           (G) merge or consolidate FLBC or any FLBC Subsidiary
with any other corporation; sell or lease all or any substantial portion of the assets or business of FLBC or any FLBC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between FLBC, or any FLBC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any FLBC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                           (H) except for transactions with the FHLB, sell or
otherwise dispose of the capital stock of FLBC or sell or otherwise dispose of any asset of FLBC or of any FLBC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of FLBC or of any FLBC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                           (I) take any action which would result in any of the
representations and warranties of FLBC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                           (J) change any method, practice or principle of
accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating FLBC or SBFL;

                           (K) waive, release, grant or transfer any material
rights of value or modify or change in any material respect any existing material agreement or indebtedness to which FLBC or any FLBC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                           (L) purchase any equity securities, or purchase any
security for its investment portfolio inconsistent with FLBC's or any FLBC Subsidiary's current investment policy, or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                           (M) except for commitments issued prior to the date
of this Agreement which have not yet expired and which have been disclosed on the FLBC DISCLOSURE SCHEDULE 6.12(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $350,000 in the aggregate for unsecured loans and $3,000,000 without approval or consent in the aggregate for secured and unsecured loans. In addition, the following require the prior consent of First Niagara Financial: a residential loan of $350,000 or greater; an unsecured loan of $250,000 or greater; a secured commercial business loan of $500,000 or greater; and a commercial real estate loan of $750,000 or greater;

                           (N) except as set forth on the FLBC DISCLOSURE
SCHEDULE 6.12(N), enter into, renew, extend or modify any other transaction with any Affiliate;

                           (O) enter into any futures contract, option, interest
rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                           (P) except for the execution of this Agreement, and
actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                           (Q) make any change in policies in existence on the
date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

                           (R) except for the execution of this Agreement, and
the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any FLBC Employee Plan;

                           (S) except as set forth in FLBC DISCLOSURE SCHEDULE
6.12(S), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                           (T) except as set forth in FLBC DISCLOSURE SCHEDULE
6.12(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                           (U) without prior consent sell any participation
interest in any loan in excess of $3.0 million or any other loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) (and provided that First Niagara Bank will be given the first opportunity to purchase any loan participation being sold) or OREO properties (other than sales of OREO which generate a net book loss of not more than $20,000 per property); or

                           (V) agree to do any of the foregoing.

         6.2. Current Information.

         During the period from the date of this Agreement to the Effective Time, FLBC will cause one or more of its representatives to confer with representatives of First Niagara Financial and report the general status of its ongoing operations at such times as First Niagara Financial may reasonably request, which shall include, but not be limited to, discussion of the possible termination by FLBC and SBFL of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by FLBC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that FLBC shall not be obligated to take any such action prior to the Effective Time and, unless

FLBC otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that FLBC or any of its Subsidiaries takes, at the request of First Niagara Financial, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, First Niagara Financial shall indemnify FLBC and its Subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement. FLBC will promptly notify First Niagara Financial of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving FLBC or any FLBC Subsidiary. FLBC will also provide First Niagara Financial such information with respect to such events as First Niagara Financial may reasonably request from time to time.

         6.3. Access to Properties and Records.

         Subject to Section 12.1 hereof, FLBC shall permit First Niagara Financial reasonable access upon reasonable notice to its properties and those of the FLBC Subsidiaries, and shall disclose and make available to First Niagara Financial during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which First Niagara Financial may have a reasonable interest; provided, however, that FLBC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. FLBC shall provide and shall request its auditors to provide First Niagara Financial with such historical financial information regarding it (and related audit reports and consents) as First Niagara Financial may reasonably request for securities disclosure purposes. First Niagara Financial shall use commercially reasonable efforts to minimize any interference with FLBC's regular business operations during any such access to FLBC's property, books and records. FLBC and each FLBC Subsidiary shall permit First Niagara Financial, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by FLBC or any FLBC Subsidiary.

         6.4. Financial and Other Statements.

                  6.4.1. Promptly upon receipt thereof, FLBC will furnish to First Niagara Financial copies of each annual, interim or special audit of the books of FLBC and the FLBC Subsidiaries made by its independent accountants and copies of all internal control reports submitted to FLBC by such accountants in connection with each annual, interim or special audit of the books of FLBC and the FLBC Subsidiaries made by such accountants.

                  6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, FLBC will deliver to First Niagara Financial the Securities Documents filed by it with the SEC under the Securities Laws. FLBC will furnish to First Niagara Financial copies of all documents, statements and reports as it or any FLBC Subsidiary shall send to its stockholders, the FDIC, the OTS or any other regulatory authority, except as legally prohibited thereby. Within 25 days after the end of each month, FLBC will deliver to First Niagara Financial a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

                  6.4.3. FLBC will advise First Niagara Financial promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of FLBC or any of the FLBC Subsidiaries.

                  6.4.4. With reasonable promptness, FLBC will furnish to First Niagara Financial such additional financial data as First Niagara Financial may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

         6.5. Maintenance of Insurance.

         FLBC and SBFL shall maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business

         6.6. Disclosure Supplements.

         From time to time prior to the Effective Time, FLBC and SBFL will promptly supplement or amend the FLBC DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FLBC DISCLOSURE SCHEDULE or which is necessary to correct any information in such FLBC DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such FLBC DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

         6.7. Consents and Approvals of Third Parties.

         FLBC and SBFL shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, FLBC shall utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

         6.8. All Reasonable Efforts.

         Subject to the terms and conditions herein provided, FLBC and SBFL agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.9. Failure to Fulfill Conditions.

         In the event that FLBC determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify First Niagara Financial.

         6.10. No Solicitation.

         From and after the date hereof until the termination of this Agreement, neither FLBC, nor any FLBC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by FLBC or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and FLBC shall notify First Niagara Financial orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of FLBC from furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire FLBC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of FLBC receives an opinion from its independent financial advisor that such proposal may be or could be superior to the Merger from a financial point-of-view to FLBC's stockholders, (B) the Board of Directors of FLBC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such person may cause the Board of Directors of FLBC to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) FLBC promptly notifies First Niagara Financial of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with FLBC or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers, and (D) the FLBC Stockholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving FLBC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the


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

assets of FLBC, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of FLBC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         6.11. Reserves and Merger-Related Costs.

         On or before the Effective Time, FLBC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of FLBC to those of First Niagara Financial (as such practices and methods are to be applied to FLBC from and after the Closing Date) and First Niagara Financial's plans with respect to the conduct of the business of FLBC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by FLBC, provided, however, that FLBC shall not be required to take such action unless First Niagara Financial agrees in writing that all conditions to closing set forth in Article IX have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by First Niagara Financial of the writing referred to in the preceding clause, FLBC shall provide First Niagara Financial a written statement, certified without personal liability by the chief executive officer of FLBC and dated the date of such writing, that the representation made in Section 4.15.1 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by FLBC or any FLBC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2 hereof. No action shall be required to be taken by FLBC pursuant to this Section 6.11 if, in the opinion of FLBC's independent auditors, such action would contravene GAAP.

         6.12. Board of Directors and Committee Meetings.

         FLBC and SBFL shall permit a representative of First Niagara Financial to attend any meeting of the Board of Directors of FLBC and/or SBFL or the Executive Committees thereof as an observer (the "Observer") (provided that neither FLBC nor SBFL shall be required to permit the First Niagara Financial representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of FLBC or SBFL or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer would violate a confidentiality obligation or fiduciary duty.

                                  ARTICLE VII
                      COVENANTS OF FIRST NIAGARA FINANCIAL

         7.1. Conduct of Business.

         During the period from the date of this Agreement to the Effective Time, except with the written consent of FLBC, which consent will not be unreasonably withheld, conditioned or delayed, none of the Mutual Company, FNFG, First Niagara Financial or First Niagara Bank will conduct its business in the ordinary course consistent with past practices and will not take any action that would: (i) adversely affect the ability of any party to obtain the approvals from the Bank Regulators required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date, Provided that the Conversion and related transactions shall be considered in the ordinary course of business hereunder; and Provided further, that nothing herein shall preclude the Mutual Company, First Niagara Financial and First Niagara Bank from completing the Charter Conversions, and the related Charter Conversion Bank Mergers, subject to applicable law and regulation and the consent of FLBC.

         7.2. Current Information.

         During the period from the date of this Agreement to the Effective Time, First Niagara Financial will cause one or more of its representatives to confer with representatives of FLBC and report the general status of its ongoing operations, including the progress of the Conversion, at such times as FLBC may reasonably request. First Niagara Financial will promptly notify FLBC, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving First Niagara Financial and any First Niagara Financial Subsidiary.

         7.3. Financial and Other Statements.

         As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, First Niagara Financial will deliver to FLBC the Securities Documents filed by it with the SEC under the Securities Laws. First Niagara Financial will furnish to FLBC copies of all documents, statements and reports as it or FNFG file with the OTS or any other regulatory authority with respect to the Merger and the Conversion.

         7.4. Disclosure Supplements.

         From time to time prior to the Effective Time, the Mutual Company, FNFG, First Niagara Financial and First Niagara Bank will promptly supplement or amend the FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE or which is necessary to correct any information in such FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

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

         7.5. Consents and Approvals of Third Parties.

         The Mutual Company, FNFG, First Niagara Financial and First Niagara Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons, including the Depositors and stockholders of First Niagara Financial necessary or desirable for the consummation of the transactions contemplated by this Agreement, including the Conversion.

         7.6. All Reasonable Efforts.

         Subject to the terms and conditions herein provided, the Mutual Company, FNFG, First Niagara Financial and First Niagara Bank agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Conversion.

         7.7. Failure to Fulfill Conditions.

         In the event that the Mutual Company, FNFG, First Niagara Financial or First Niagara Bank determine that a condition to its obligation to complete the Merger or Conversion cannot be fulfilled and that it will not waive that condition, it will promptly notify FLBC.

         7.8. Employee Benefits.

                  7.8.1. The FLBC Employee Stock Ownership Plan (the "FLBC ESOP") shall be terminated as of, or prior to, the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ESOP participants), all outstanding FLBC ESOP indebtedness shall be repaid, and the balance shall be allocated and distributed to FLBC ESOP participants (subject to the receipt of a determination letter from the IRS), as provided for in the FLBC ESOP and unless otherwise required by applicable law. First Niagara Financial will review all other FLBC Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. All FLBC Employees who become participants in a First Niagara Financial Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for pension benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of FLBC or an FLBC Subsidiary or any predecessor thereto prior to the Effective Time, provided that credit for prior service under the First Niagara Financial ESOP is limited to a maximum of two years.

                  7.8.2. FNFG and/or First Niagara Financial shall honor all employment and severance agreements with officers or employees of FLBC and/or SBFL which are set forth in FLBC DISCLOSURE SCHEDULE 4.12.1, in the manner set forth in FIRST NIAGARA FINANCIAL GROUP DISCLOSURE SCHEDULE 7.8.2. If requested by First Niagara Financial no earlier than December 1, 2002, FLBC shall take such action under its 2001 Recognition and Retention Plan to accelerate the vesting of such outstanding awards and to such individuals as specified in the First Niagara Financial request, to a date that is on or prior to December 31, 2002.

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

                  7.8.3. At and for a period of six months following the Effective Time, any terminated employees of FLBC or SBFL whose employment is terminated, other than voluntary termination and termination for nonperformance, negligence, misconduct or other such cause, shall be provided with severance benefits equal to two (2) weeks pay for every year of service with FLBC or SBFL, with a minimum of two (2) weeks severance for any terminated employee, and a maximum of twenty-six (26) weeks of severance. The benefit set forth in this section 7.8.3 shall be payable to any person who is an employee of FLBC or SBFL five business days prior to the Effective Time (other than an employee who is a party to an employment or change in control agreement) and whose employment is terminated (other than voluntary termination and termination for nonperformance, negligence, misconduct or other such cause) during the period ending six months after the Effective Time. The severance payment shall be made within 14 days of the date of termination of employment and subject to withholding and other applicable taxes. While FNFG and First Niagara Financial intend to provide Continuing Employees (as defined below) with compensation and benefits comparable to those currently provided by FLBC, this Agreement shall not be construed to limit the ability of FNFG or First Niagara Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

                  7.8.4. First Niagara Financial agrees to pay for outplacement services for all employees (excluding any officer who is a party to an employment or severance agreement) who are terminated within six months of the date of the Effective Time. Such services shall be commensurate with the position and seniority of a terminated employee and shall include, for example, for executive management services such as professional counseling, training, interviewing skills and similar assistance commensurate with the customary needs of displaced senior management officials. Other officers and non-officer employees shall receive comparable services commensurate with their seniority and specific needs and as customary for the positions held. In no event, however, shall the aggregate cost of such outplacement for all employees exceed $25,000 or such other amount as the parties may agree. The actual services and the employees to receive such services shall be as mutually agreed upon between First Niagara Financial and FLBC.

                  7.8.5. In the event of any termination or consolidation of any FLBC health plan with any FNFG health plan, FNFG shall make available to employees of FLBC or an FLBC Subsidiary who continue employment with FNFG or a FNFG Subsidiary ("Continuing Employees") and their dependents employer-provided health coverage on the same basis as it provides such coverage to FNFG employees. Unless a Continuing Employee affirmatively terminates coverage under a FLBC health plan prior to the time that such Continuing Employee becomes eligible to participate in the FNFG health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the FLBC health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of FNFG and their dependents. In the event of a termination or consolidation of any FLBC health plan, terminated FLBC employees and qualified beneficiaries will have the right to continued coverage under group health plans of FNFG in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination, or consolidation of any FLBC health plan with any FNFG health plan, any pre-existing condition limitation or exclusion in the FNFG health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition limitation or exclusion waiting period under a FLBC health plan with respect to such pre-existing condition on the Effective Time and who then change that coverage to FNFG's health plan at the time such Continuing Employee is first given the option to enroll in such FNFG health plan. All FLBC Employees who cease participating in an FLBC health plan and become participants in a comparable FNFG health plan shall receive credit for any co-payment and deductibles paid under FLBC's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the FNFG health plan, upon substantiation, in a form satisfactory to FNFG that such co-payment and/or deductible has been satisfied.

                  7.8.6. First Niagara Bank currently intends to consolidate the Auburn branch office of SBFL with the existing branch office maintained by a Bank Affiliate.

         7.9. Directors and Officers Indemnification and Insurance.

                  7.9.1. FNFG shall maintain, or shall cause First Niagara Bank to maintain, in effect for three years following the Effective Time, the current directors' and officers' liability insurance policies maintained by FLBC and the FLBC Subsidiaries (provided, that FNFG may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall FNFG be required to expend pursuant to this Section 7.9.1 more than 135% of the annual cost currently expended by FLBC with respect to such insurance. In connection with the foregoing, FLBC agrees in order for FNFG to fulfill its agreement to provide directors and officers liability insurance policies for three years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

                  7.9.2. In addition to 7.9.1, for a period of six years after the Effective Time, FNFG and First Niagara Financial shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of FLBC or a FLBC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FNFG, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FLBC or a FLBC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or Federal law, FNFG's Certificate of Incorporation and Bylaws, and under FLBC's Certificate of Incorporation or Charter and Bylaws. FNFG shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or Federal law upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified

Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify FNFG (but the failure so to notify FNFG shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices FNFG) and shall deliver to FNFG the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) FNFG shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption FNFG shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if FNFG elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between FNFG and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and FNFG shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, FNFG shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm,
(3) FNFG shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of FLBC or any FLBC Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of FLBC or any FLBC Subsidiary. The determination shall be made by a majority vote of a quorum consisting of the Directors of FNFG who are not involved in such proceeding.

                  7.9.3. In the event that either FNFG or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of FNFG shall assume the obligations set forth in this
Section 7.9.

                  7.9.4. The obligations of FNFG provided under this Section 7.9 are intended to be enforceable against FNFG directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of FNFG.

         7.10. Stock Listing.

         FNFG agrees to list on the Stock Exchange (or such other national securities exchange on which the shares of the FNFG Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of FNFG Common Stock to be issued in the Merger.

         7.11. Stock and Cash Reserve.

         FNFG agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

         8.1. FLBC and First Niagara Financial Special Meetings.

                  8.1.1. FLBC will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "FLBC Stockholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in FLBC's reasonable judgment, necessary or desirable, (ii) subject to the next sentence, have its Board of Directors recommend approval of this Agreement to the FLBC stockholders. The Board of Directors of FLBC may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 6.10 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law; and (iii) cooperate and consult with First Niagara Financial and FNFG with respect to each of the foregoing matters. The FLBC Stockholders Meeting shall not be held until the Conversion Registration Statement has been declared effective by the SEC.

                  8.1.2. First Niagara Financial will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "First Niagara Financial Stockholders Meeting"), which shall not be held until the requisite approvals from the Bank Regulators have been obtained and the Conversion Registration Statement has been declared effective by the SEC, for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in First Niagara Financial's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of First Niagara Financial as advised by counsel, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, and (iii) cooperate and consult with FLBC with respect to each of the foregoing matters.

         8.2. Proxy Statement-Prospectus.

                  8.2.1. For the purposes (x) of registering FNFG Common Stock to be offered to holders of FLBC Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the FLBC Stockholders Meeting and First Niagara Financial Stockholders Meeting, FNFG shall draft and prepare, and FLBC shall cooperate in the preparation of, the Merger Registration Statement, including a combined proxy statement and prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by FLBC to the FLBC stockholders and by First Niagara Financial to the First Niagara Financial stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). FNFG shall provide FLBC and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. FNFG shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of FNFG and FLBC shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of FLBC and FNFG shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. FNFG shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and FLBC shall furnish all information concerning FLBC and the holders of FLBC Common Stock as may be reasonably requested in connection with any such action.

                  8.2.2. FLBC shall provide FNFG with any information concerning itself that First Niagara Financial may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and First Niagara Financial shall notify FLBC promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to FLBC promptly copies of all correspondence between FNFG, First Niagara Financial or any of their representatives and the SEC. FNFG and First Niagara Financial shall give FLBC and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give FLBC and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of First Niagara Financial, FNFG and FLBC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of FLBC Common Stock and First Niagara Financial Group Common Stock entitled to vote at the FLBC Stockholders Meeting and First Niagara Financial Stockholders Meeting, respectively, referred to in Section 8.1 hereof at the earliest practicable time.

                  8.2.3. FLBC and First Niagara Financial shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, FLBC shall cooperate with First Niagara Financial and FNFG in the preparation of a supplement or amendment to such Proxy Statement-Prospectus which corrects such misstatement or omission, and FNFG shall file an amended Merger Registration Statement with the SEC, and each of FLBC, First Niagara Financial and FNFG shall mail an amended Proxy Statement-Prospectus to FLBC's and First Niagara Financial's stockholders, respectively. FLBC, on the one hand, and First Niagara Financial and FNFG on the other shall each provide to the other a "comfort" letter from its independent certified public accountant, dated as of the date of the Proxy Statement-

Prospectus and updated as of the date of consummation of the Merger, with respect to certain financial information regarding FLBC and First Niagara Financial and FNFG, respectively, each in form and substance which is customary in transactions such as the Merger.

         8.3. The Mutual Company Conversion from Mutual to Stock Form.

         Commencing promptly after the date of this Agreement, the Mutual Company, First Niagara Financial, FNFG and First Niagara Bank will take all reasonable steps necessary to effect the Conversion. In addition, without limiting the generality of the foregoing, the Mutual Company shall cause the following to be done:

                  8.3.1. The First Niagara Financial Stockholders Meeting. First Niagara Financial will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold the First Niagara Financial Stockholders Meeting for the purpose of approving the Conversion and/or the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of First Niagara Financial, necessary or desirable, and (ii) subject to the fiduciary responsibility of the Board of Directors of First Niagara Financial as advised by counsel, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders.

                  8.3.2. The Mutual Company Special Meeting. The Mutual Company will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold a meeting of Depositors (the "Depositors Meeting") for the purpose of approving the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of the Mutual Company, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Trustees of the Mutual Company as advised by counsel, recommend to Depositors the approval of the aforementioned matters to be submitted by it to Depositors, and
(iii) cooperate and consult with FLBC with respect to each of the foregoing matters.

                  8.3.3. The Mutual Company will use all reasonable efforts to prepare and file all required regulatory applications required in connection with the Conversion.

                  8.3.4. First Niagara Financial and FNFG shall prepare as promptly as practicable, and FLBC shall co-operate in the preparation of, the Conversion Prospectus. Such Conversion Prospectus shall be incorporated into the Conversion Registration Statement. FNFG shall file the Conversion Registration Statement with the SEC. FNFG shall use its reasonable best efforts to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

                  8.3.5. FLBC shall provide First Niagara Financial and FNFG with any information concerning it that First Niagara Financial or FNFG may reasonably request in connection with the Conversion Prospectus, and First Niagara Financial shall notify FLBC promptly of the receipt of any comments of the SEC, the OTS and any other

Bank Regulator with respect to the Conversion Prospectus and of any requests by the SEC, the OTS or any other Bank Regulator for any amendment or supplement thereto or for additional information, and shall provide to FLBC promptly copies of all correspondence between FNFG or any representative of FNFG and the SEC, the OTS or any other Bank Regulator. FNFG shall give FLBC and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the OTS and any Bank Regulator and shall give FLBC and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the OTS and any Bank Regulator. Each of First Niagara Financial, FNFG and FLBC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC, the OTS and any Bank Regulator and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to Depositors at the earliest practicable time.

                  8.3.6. FLBC shall promptly notify First Niagara Financial if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, FLBC shall cooperate with First Niagara Financial and FNFG in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and FNFG shall file an amended Conversion Registration Statement with the SEC. FLBC shall provide to FNFG, First Niagara Financial and the placement agent for the sale of FNFG Common Stock in the Conversion Offering a "comfort" letter from the independent certified public accountants for FLBC, dated as of the date of the Conversion Prospectus and updated as of the date of consummation of the Conversion, with respect to certain financial information regarding FLBC, each in form and substance which is customary in transactions such as the Conversion, and shall cause its counsel to deliver to the placement agent for the Conversion such opinions as First Niagara Financial and FNFG may reasonably request.

                  8.3.7. The aggregate price for which the shares of First Niagara Financial Group Common Stock are sold to purchasers in the Conversion Offering shall be based on the Independent Valuation. The Independent Valuation shall be expressed as a range (the "Valuation Range"), the maximum and minimum of which shall vary 15% above and below the midpoint of such range, and the maximum of such range may be increased by an additional 15%.

                  8.3.8. If any shares of FNFG Common Stock that are offered for sale in the subscription offering that is conducted as part of the Conversion Offering remain unsold then, at First Niagara Financial's discretion, such shares may be issued to FLBC shareholders as part of the Merger Consideration.

         8.4. Regulatory Approvals.

         Each of FLBC, FNFG and First Niagara Financial will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of the SEC, the OTS, and any other Bank Regulator and third parties and governmental bodies necessary to

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

consummate the transactions contemplated by this Agreement, including without limitation the Merger and the Conversion. FLBC and First Niagara Financial will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Conversion Prospectus, the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of FLBC, FNFG or First Niagara Financial to any governmental body in connection with the Conversion, the Merger, and the other transactions contemplated by this Agreement. FLBC shall have the right to review and approve in advance all characterizations of the information relating to FLBC and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, FLBC, First Niagara Financial and FNFG shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

         8.5. Affiliates.

                  8.5.1. FLBC shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of FLBC to deliver to First Niagara Financial, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the shareholders meeting called by FLBC to approve this Agreement, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of FNFG Common Stock to be received by such "affiliate," as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

         9.1. Conditions to Each Party's Obligations under this Agreement.

         The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Pre-Closing Date of the following conditions, none of which may be waived:

                  9.1.1. Stockholder and Depositor Approval.

                           (A) This Agreement and the transactions contemplated
hereby shall have been approved by the requisite vote of the stockholders of FLBC and, if legally required, by the stockholders of First Niagara Financial.

                           (B) The Conversion and the Plan of Conversion shall
have been approved by the requisite vote of Depositors and stockholders of First Niagara Financial.

                  9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

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

                  9.1.3. Regulatory Approvals. All necessary approvals, authorizations and consents of all Bank Regulators and Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions or in mutual-to-stock conversions, that would, in the good faith reasonable judgment of the Board of Directors of First Niagara Financial or FLBC, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of FLBC, SBFL and First Niagara Financial Group or otherwise materially impair the value of FLBC or SBFL to First Niagara Financial Group.

                  9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of FNFG Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

                  9.1.5. Stock Exchange Listing. The shares of FNFG Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

                  9.1.6. Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Pre-Closing date, First Niagara Financial, FNFG and FLBC shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to First Niagara Financial, FNFG and FLBC dated as of the Pre-Closing Date, substantially to the effect that, for Federal income tax purposes:

                           (A) The Merger, when consummated in accordance with
the terms hereof, either will constitute a reorganization within the meaning of
Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

                           (B) None of the Conversion, the Exchange Offer, or
the merger of SBFL into First Niagara Bank will adversely affect the Merger qualifying as a Reorganization within the meaning of Section 368(A) of the Code.

                           (C) No gain or loss will be recognized by First
Niagara Financial, FNFG, First Niagara Financial Group Savings, FLBC or SBFL by reason of the Merger;

                           (D) The exchange of FLBC Common Stock to the extent
exchanged for FNFG Common Stock will not give rise to recognition of gain or loss for Federal income tax purposes to the shareholders of FLBC;

                           (E) The basis of the FNFG Common Stock to be received
(including any fractional shares deemed received for tax purposes) by a FLBC shareholder will be the same as the basis of the FLBC Common Stock surrendered pursuant to the Merger in exchange therefor; and

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

                           (F) The holding period of the shares of FNFG Common
Stock to be received by a shareholder of FLBC will include the period during which the shareholder held the shares of FLBC Common Stock surrendered in exchange therefor, provided the FLBC Common Stock surrendered is held as a capital asset at the Effective Time.

         Each of First Niagara Financial, FNFG and FLBC shall provide a letter setting forth the facts, assumptions and representations on which such counsel may rely in rendering its opinion.

                  9.1.7. Conversion. Solely with respect to determining whether the consideration for this transaction shall include FNFG Common Stock, FNFG shall have received and accepted orders to purchase, including any shares to be issued as Merger Consideration, for at least the minimum number of shares of FNFG Common Stock offered for sale in the Conversion Offering.

         9.2. Conditions to the Obligations of First Niagara Financial under this Agreement.

         The obligations of First Niagara Financial and FNFG under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.4 at or prior to the Pre-Closing, and the satisfaction of the condition set forth in Section 9.2.5 at or prior to the
Closing:

                  9.2.1. Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by First Niagara Financial, each of the representations and warranties of FLBC and SBFL set forth in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time; and FLBC shall have delivered to First Niagara Financial a certificate of FLBC to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FLBC as of the Effective Time.

                  9.2.2. Agreements and Covenants. As of the Pre-Closing Date, FLBC, SBFL and each FLBC Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and First Niagara Financial shall have received a certificate signed on behalf of FLBC by the Chief Executive Officer and Chief Financial Officer of FLBC to such effect dated as of the Effective Time.

                  9.2.3. Permits, Authorizations, Etc. FLBC and the FLBC Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by FLBC.

                  9.2.4. Accountants' Letter. First Niagara Financial shall have received a "comfort" letter from the independent certified public accountants for FLBC, dated (i) the effective date of the Merger Registration Statement and
(ii) the Pre-Closing Date, with respect to certain financial information regarding FLBC, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

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

                  9.2.5. No Material Adverse Effect. Since December 31, 2001, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FLBC.

         FLBC will furnish First Niagara Financial with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as First Niagara Financial may reasonably request.

         9.3. Conditions to the Obligations of FLBC under this Agreement.

         The obligations of FLBC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Pre-Closing, and the satisfaction of the condition set forth in Section 9.3.5 and 9.3.6 at or prior to the Closing:

                  9.3.1. Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by FLBC, each of the representations and warranties of First Niagara Financial, FNFG, First Niagara Bank and Mutual Company set forth in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time; and First Niagara Financial shall have delivered to FLBC a certificate of First Niagara Financial to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FLBC as of the Effective Time.

                  9.3.2. Agreements and Covenants. As of the Pre-Closing Date, First Niagara Financial, FNFG, the Mutual Company and First Niagara Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and FLBC shall have received a certificate signed on behalf of First Niagara Financial by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

                  9.3.3. Permits, Authorizations, Etc. The Mutual Company, FNFG, First Niagara Financial and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by First Niagara Financial and FNFG, the failure to obtain which would have a Material Adverse Effect on First Niagara Financial and its Subsidiaries, taken as a whole.

                  9.3.4. Accountants' Letter. FLBC shall have received a "comfort" letter from the independent certified public accountants for First Niagara Financial and FNFG, dated (i) the effective date of the Merger Registration Statement and (ii) the Pre-Closing Date, with respect to certain financial information regarding First Niagara Financial and FNFG, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

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

                  9.3.5. Payment of Merger Consideration. FNFG shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide FLBC with a certificate evidencing such delivery.

                  9.3.6. No Material Adverse Effect. Since December 31, 2001, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on First Niagara Financial.

         First Niagara Financial and FNFG will furnish FLBC with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as FLBC may reasonably request.

                                   ARTICLE X
                                   THE CLOSING

         10.1. Time and Place.

         Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by First Niagara Financial, in its sole discretion, upon five (5) days prior written notice to FLBC, but in no event later than thirty days (30) after the last condition precedent pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which First Niagara Financial and FLBC mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

         10.2. Deliveries at the Pre-Closing and the Closing.

         At the Pre-Closing there shall be delivered to First Niagara Financial, FNFG and FLBC the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, First Niagara Financial or FNFG shall deliver the Merger Consideration as set forth under Section 9.3.5 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

         11.1. Termination.

         This Agreement may be terminated at any time prior to the Pre-Closing Date, whether before or after approval of the Merger by the stockholders of
FLBC:

                  11.1.1. At any time by the mutual written agreement of First Niagara Financial and FLBC;

                  11.1.2. By either FLBC or First Niagara Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or


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

other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notice by First Niagara Financial to FLBC (or by FLBC to First Niagara Financial) of such breach provided that if the breach is non-monetary but curable in nature and cannot be cured within 30 days, the time to cure shall be extended to such time as may be reasonable, not to exceed an additional thirty
(30) days (60 days in the aggregate) (and not beyond June 30, 2003) , conditioned upon the defaulting party promptly commencing to cure the default and thereafter continuing to cure the competitor;

                  11.1.3. By either FLBC or First Niagara Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notice by First Niagara Financial to FLBC (or by FLBC to First Niagara Financial) of such failure provided that if the breach is non-monetary but curable in nature and cannot be cured within 30 days, the time to cure shall be extended to such time as may be reasonable, not to exceed an additional thirty (30) days (60 days in the aggregate) (and not beyond June 30, 2003), conditioned upon the defaulting party promptly commencing to cure the default and thereafter continuing to cure;

                  11.1.4. At the election of either First Niagara Financial or FLBC, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by First Niagara Financial and FLBC; provided, that no party may terminate this Agreement pursuant to this
Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

                  11.1.5. By either FLBC or First Niagara Financial if the stockholders of FLBC shall have voted at the FLBC stockholders meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

                  11.1.6. By either FLBC or First Niagara Financial if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or Conversion and such order, decree, ruling or other action shall have become final and nonappealable;

                  11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the


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

obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

                  11.1.8. By the Board of Directors of First Niagara Financial or FLBC, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if by June 30, 2003, the Closing shall not have occurred, provided that no party may terminate this Agreement pursuant to this Section 11.1.8 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement.

                  11.1.9. By the Board of Directors of First Niagara Financial if FLBC has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of FLBC has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to First Niagara Financial.

                  11.1.10. By the Board of Directors of FLBC if FLBC has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of FLBC has made a determination to accept such Superior Proposal; provided that FLBC shall not terminate this Agreement pursuant to this Section 11.1.10 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of three (3) business days following First Niagara Financial receipt of written notice advising First Niagara Financial that FLBC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether FLBC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, FLBC shall provide a reasonable opportunity to First Niagara Financial during the three-day period to make such adjustments in the terms and conditions of this Agreement as would enable FLBC to proceed with the Merger on such adjusted terms.

         It is the intention of the parties that following completion of the Pre-Closing, which completion will be acknowledged in writing by the parties at such time, neither party shall have the right to terminate this Agreement at any time thereafter. If, after the Pre-Closing Date, any party hereto shall attempt to terminate this Agreement or shall fail to take any action necessary to effect the consummation of the Merger (including, without limitation, First Niagara Financial's obligation to satisfy the condition set forth in Section 9.3.6), the other party shall be entitled to injunctive relief to enforce this Agreement, and the first party hereby agrees not to contest any judicial proceeding seeking the granting of such an injunction.

         11.2. Effect of Termination.

                  11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                  11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                           (A) Except as provided below, whether or not the
Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                           (B) In the event of a termination of this Agreement
because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                           (C) As a condition of First Niagara Financial's
willingness, and in order to induce First Niagara Financial to enter into this Agreement, and to reimburse First Niagara Financial for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, FLBC and SBFL hereby agrees to pay First Niagara Financial or FNFG, and First Niagara Financial or FNFG shall be entitled to payment of a fee of $3,350,000 (the "Fee"), within three business days after written demand for payment is made by First Niagara Financial or FNFG, following the occurrence of any of the events set forth below:

                  (i) FLBC terminates this Agreement pursuant to Section 11.1.10 or First Niagara Financial or First Niagara Financial or FNFG terminates this Agreement pursuant to Section 11.1.9; or

                  (ii) The entering into a definitive agreement by FLBC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving FLBC within nine months after the occurrence of any of the following: (i) the termination of the Agreement by First Niagara Financial pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by FLBC or any FLBC Subsidiary; or (ii) the failure of the stockholders of FLBC to approve this Agreement after the occurrence of an Acquisition Proposal.

                           (D) If demand for payment of the Fee is made pursuant
to Section 11.2.2(C) and payment is timely made, then neither First Niagara Financial nor FNFG will have any other rights or claims against FLBC or SBFL, their Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of First Niagara Financial and FNFG against FLBC and SBFL, their Subsidiaries and their respective officers and directors.

         11.3. Amendment, Extension and Waiver.

         Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of FLBC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or

(d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of FLBC, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to FLBC's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1. Confidentiality.

         Except as specifically set forth herein, First Niagara Financial and FLBC mutually agree to be bound by the terms of the confidentiality agreements dated June 24, 2002 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

         12.2. Public Announcements.

         FLBC and First Niagara Financial shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither FLBC nor First Niagara Financial shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon by the parties hereto, except as required by law.

         12.3. Survival.

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, other than those covenants set forth in Sections 2.5, 7.8.2, 7.8.3, 7.8.4, 7.9 and 7.10, which shall survive or be performed after the Effective Time.

         12.4. Notices.

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

          If to FLBC or SBFL, to:              G. Thomas Bowers
                                               Chairman of the Board, President and Chief
                                               Executive Officer
                                               Savings Bank of the Finger Lakes, FSB
                                               470 Exchange Street
                                               Geneva, New York  14456
                                               Fax: (315) 789-8747

          With required copies to:             Raymond J. Gustini, Esquire
                                               Nixon Peabody LLP
                                               401 9th Street, N.W., Suite 900
                                               Washington, D.C.  20004-2128
                                               Fax: (202) 585-8080

          If to First Niagara Financial,       William E. Swan
          FNFG or  First Niagara Bank, to:     Chairman of the Board, President and Chief
                                               Executive Officer
                                               First Niagara Financial Group, Inc.
                                               6950 South Transit Road
                                               P.O. Box 514
                                               Lockport, New York  14095-0514
                                               Fax: (716) 625-8673

          With required copies to:             John J. Gorman, Esq.
                                               Luse Gorman Pomerenk & Schick, P.C.
                                               5335 Wisconsin Avenue, N.W., Suite 400
                                               Washington, D.C. 20015
                                               Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

         12.5. Parties in Interest.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Section 7.9 of this

Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6. Complete Agreement.

         This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

         12.7. Counterparts.

         This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         12.8. Severability.

         In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9. Governing Law.

         This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

         12.10. Interpretation.

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

         12.11. Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the Mutual Company, First Niagara Financial, FNFG, First Niagara Bank, FLBC and SBFL have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                          First Niagara Financial Group, MHC

Dated: July 21, 2002                      By: William E. Swan
      ---------------------------------      ---------------------------------
                                          Name: William E. Swan
                                          Title: Chairman, President & CEO

                                          First Niagara Financial Group, Inc.

Dated: July 21, 2002                      By: William E. Swan
      ---------------------------------      ---------------------------------
                                          Name: William E. Swan
                                          Title: Chairman, President & CEO

                                          First Niagara Bank

Dated: July 21, 2002                      By: William E. Swan
      ---------------------------------      ---------------------------------
                                          Name: William E. Swan
                                          Title: Chairman, President & CEO

                                          Finger Lakes Bancorp, Inc.

Dated: July 21, 2002                      By: G. Thomas Bowers
      ---------------------------------      ---------------------------------
                                          Name: G. Thomas Bowers
                                          Title: Chairman, President & CEO

                                          Savings Bank of the Finger Lakes, FSB

Dated: July 21, 2002                      By: G. Thomas Bowers
      ---------------------------------      ---------------------------------
                                          Name: G. Thomas Bowers
                                          Title: Chairman, President & CEO

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

---------------------

First Niagara Financial Group, Inc.

---------------------

---------------------

Ladies and Gentlemen

         The undersigned is a director of Finger Lakes Bancorp, Inc. ("FLBC") and is the beneficial holder of shares of common stock of FLBC ("FLBC Common Stock").

         FLBC and First Niagara Financial Group, Inc. ("First Niagara Financial") are considering the execution of an Agreement And Plan of Reorganization ("Agreement") contemplating the merger of FLBC with and into First Niagara Financial or a successor thereto (collectively referred to as First Niagara Financial), with First Niagara Financial as the surviving corporation of the merger (the "Merger"), such execution being subject in the case of First Niagara Financial to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that First Niagara Financial will incur in connection with the transactions contemplated by the Agreement and in order to induce First Niagara Financial to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of FLBC and not in his capacity as a director of FLBC, as follows:

         1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of FLBC Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the special meeting of FLBC's stockholders to be called and held following the date hereof, to consider the Agreement and the Merger.

         2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Niagara Financial shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         3. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of FLBC and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of FLBC.

         4. This letter agreement shall automatically terminate if the Agreement is not entered into by the parties thereto or upon termination of the Agreement on or before March 31, 2003 in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                         Very truly yours,

                                         Signature


                                         --------------------------------
                                         Name (please print)


Accepted and agreed to as of
the date first above written:

FIRST NIAGARA FINANCIAL GROUP, INC.

By:
   -----------------------------------------

Title:
      --------------------------------------

                                    EXHIBIT B

                              AFFILIATES AGREEMENT

---------------------

First Niagara Financial Group, Inc.

---------------------

---------------------

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Finger Lakes Bancorp, Inc., a Delaware corporation ("FLBI"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         First Niagara Financial Group, Inc. ("First Niagara Financial") and FLBI have entered into an Agreement and Plan of Reorganization, dated as of July 21, 2002 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of First Niagara Financial or any successor thereto ("First Niagara Financial Group Common Stock") in exchange for my shares of common stock, par value $0.01 per share, of FLBI ("FLBI Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

         I represent and warrant to, and agree with, First Niagara Financial as follows:

         1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the First Niagara Financial Group Common Stock, to the extent I felt necessary, with my counsel or counsel for FLBI.

         2. I have been advised that any issuance of shares of the First Niagara Financial Group Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of FLBI at the time the Merger will be submitted for a vote of the stockholders of FLBI and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to First Niagara Financial, I am advised that some other exemption from registration is available with respect to any such proposed disposition of such shares.

         3. I understand and agree that stop transfer instructions will be given to the transfer agent of First Niagara Financial with respect to the shares of First Niagara Financial Group Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

         The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and First Niagara Financial, a copy of which agreement is on file at the principal offices of First Niagara Financial. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by First Niagara Financial of a written request.

         4. Unless a transfer of my shares of the First Niagara Financial Group Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, First Niagara Financial reserves the right to put an appropriate legend on the certificate issued to my transferee.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to First Niagara Financial of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to First Niagara Financial, or other evidence reasonably satisfactory to First Niagara Financial, to the effect that a transfer of my shares of the First Niagara Financial Group Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 2 above shall be removed forthwith from the certificate or certificates representing my shares of the First Niagara Financial Group Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as First Niagara Financial is then in compliance with SEC Rule 144(c), or if First Niagara Financial shall have received a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to First Niagara Financial, or other evidence satisfactory to First Niagara Financial that a transfer of my shares of the First Niagara Financial Group Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

         5. I recognize and agree that the foregoing provisions also apply to
(i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

         6. I further recognize that in the event I become a director or officer of First Niagara Financial upon consummation of the Merger, any sale of First Niagara Financial stock by me may be subject to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         7. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of FLBI as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

         This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                         Very truly yours,

                                         Signature


                                         --------------------------------
                                         Name (please print)

Accepted as of the date first above written

FIRST NIAGARA FINANCIAL GROUP, INC.

By:
   -------------------------------------
    Name:
    Title:


                                       B-3